                                                                     Exhibit 2.1


                             DATED 15 NOVEMBER 1999






  JOHN BENNETT, RICHARD BENNETT, COLIN MATTHISSEN, QUADRANGLE TRUSTEE COMPANY,
     PETER CROZIER, MICHAEL DORWARD, ANTHONY HARRISON-WALLACE, ROBERT KELL, MARK KERRIDGE, NICOLA KERRIDGE, NIGEL HAWLEY, RAJAN MEHTA AND YURI PASEA

                                       AND

                                FUTURELINK CORP.





               --------------------------------------------------

                                    AGREEMENT
                        FOR THE SALE AND PURCHASE OF THE
                           ENTIRE ISSUED SHARE CAPITAL
                                       OF
                              KNS HOLDINGS LIMITED

               --------------------------------------------------







                      PAUL, HASTINGS, JANOFSKY & WALKER LLP
                                    TOWER 42
                               25 OLD BROAD STREET
                                 LONDON EC2N 1HQ

                               TEL: 020 7562 4000
                               FAX: 020 7628 4444

                                TABLE OF CONTENTS


                                                                    PAGE

1.       DEFINITIONS AND INTERPRETATION...............................1

2.       AGREEMENT TO SELL AND PURCHASE...............................6

3.       CONSIDERATION................................................6

4.       PRE-EMPTION RIGHTS...........................................9

5.       VENDORS' AND TRUSTEES' WARRANTIES............................9

6.       LIMITATIONS TO THE VENDORS' WARRANTIES......................10

6A.      PURCHASER'S WARRANTIES......................................12

7.       RELEASE OF GUARANTEES.......................................12

8.       COMPLETION..................................................12

9.       CONDUCT OF BUSINESS.........................................13

10.      CONDITIONS PRECEDENT........................................14

11.      TERMINATION, AMENDMENT AND SURVIVAL OF OBLIGATIONS..........16

12.      RESTRICTIVE COVENANTS.......................................18

13.      POST-COMPLETION EFFECT......................................19

14.      SUCCESSORS AND ASSIGNS......................................19

15.      INFORMATION AND CONFIDENTIALITY.............................19

16.      ANNOUNCEMENTS AND PUBLICITY.................................19

17.      NOTICES.....................................................20

18.      SERVICE OF PROCESS..........................................21

19.      FURTHER ASSURANCE...........................................21

20.      WAIVERS.....................................................21

21.      ENTIRE AGREEMENT............................................22

22.      VARIATION...................................................22

23.      COUNTERPARTS................................................22

24.      APPLICABLE LAW..............................................22

                                    SCHEDULES



SCHEDULE 1           Particulars of the Vendors and of the Shares to be Sold
PART A               and Consideration Shares to be Received by Each of Them

SCHEDULE 1           Payments Schedule
PART B

SCHEDULE 2           Particulars Concerning the Company

SCHEDULE 3           Redundant

SCHEDULE 4           General Warranties
PART A

SCHEDULE 4           Warranty and Service Agreements Relating to Year 2000
PART A.1

SCHEDULE 4           Warranties Relating to Tax
PART B

SCHEDULE 4           Property Warranties
PART C

SCHEDULE 4           Intellectual Property Warranties
PART D

SCHEDULE 4           Pensions Warranties
PART E

SCHEDULE 5           Completion Requirements

SCHEDULE 6           Tax Deed

SCHEDULE 7           Certificate as to Regulation S

SCHEDULE 8           Purchaser Warranties

SCHEDULE 9           Redundant

SCHEDULE 10          Loan Note

                    AGREEMENT FOR SALE AND PURCHASE OF SHARES


DATE:             15 November 1999

PARTIES:



(1)      THE PERSONS whose names and addresses are set out in Column 1 of
         Schedule 1 ("Vendors"); and


(2) FUTURELINK CORP., a corporation incorporated under the laws of the State of Delaware, whose principal place of business is at 6 Morgan, Suite 100, Irvine, California 92618 ("Purchaser").

OPERATIVE PROVISIONS:

1.       DEFINITIONS AND INTERPRETATION

1.1      In this Agreement and (save as provided in Section 1.6) in the
         Schedules:

         "Accounting Date"                        means 28 February 1999;

         "Accounting Period"                      has the meaning ascribed
                                                  thereto in Section 12 of the
                                                  Taxes Act;

         "Accounts"                               means the audited accounts of
                                                  the Company comprising a
                                                  balance sheet as at the
                                                  Accounting Date, a profit and
                                                  loss account for the period
                                                  which commenced on 1 March
                                                  1998 and ended on the
                                                  Accounting Date, the notes
                                                  thereto and the Directors' and
                                                  auditors' reports thereon;

         "Bennett Family Settlements"             means those settlements of
                                                  which the Trustee Vendors are
                                                  the present trustees and which
                                                  hold the shares of Kerridge
                                                  Group Limited specified in
                                                  Section 5.6.1;

         "Business Day"                           means any day which is not a
                                                  Saturday, a Sunday or a bank
                                                  or public holiday in England
                                                  and Wales;

         "Centrix"                                means Centrix Networking
                                                  Limited;

         "Companies Act"                          means the Companies Act 1985;

         "Company"                                means KNS Holdings Limited,
                                                  particulars relating to which
                                                  are set out in Schedule 2;

         "Completion"                             means the completion of the
                                                  sale and purchase of the
                                                  Shares in accordance with
                                                  Section 8 and Schedule 5;

         "Completion Date"                        means the date on or prior to
                                                  20 December 1999 (or such
                                                  later date as may be agreed to
                                                  between the parties) on which
                                                  the requirements set forth in
                                                  Schedule 5 and the conditions
                                                  set forth in Section 10 shall
                                                  have been satisfied or waived;

         "Confidential Information"               means confidential information
                                                  as defined in Part D of
                                                  Schedule 4;

         "Connected Person"                       means a connected person as
                                                  defined in Section 839 of the
                                                  Taxes Act except that in
                                                  construing Section 839
                                                  "control" has the meaning
                                                  given by Section 840 or
                                                  Section 416 of the Taxes Act
                                                  so that there is control
                                                  whenever either Section 840 or
                                                  416 requires;

         "Consideration Shares"                   means such number of the
                                                  Purchaser Shares calculated in
                                                  accordance with Section 3.3 as
                                                  are to be allotted and issued
                                                  credited as fully paid in
                                                  accordance with Section 3.2;

         "Directors"                              means the persons listed as
                                                  directors of the Company in
                                                  Schedule 2;

         "Disclosed"                              means fairly disclosed to the
                                                  Purchaser (and not omitting
                                                  any information which would
                                                  make such disclosure
                                                  misleading) expressly for the
                                                  purposes of this Agreement in
                                                  the Disclosure Letter;

         "Disclosure Letter"                      means the disclosure letter of
                                                  even date herewith from the
                                                  Vendors to the Purchaser in
                                                  the agreed form, and any
                                                  supplemental disclosure letter
                                                  delivered to the Purchaser no
                                                  later than 12:00 noon (London
                                                  time) on 29 November 1999,
                                                  provided that such
                                                  supplemental disclosure letter
                                                  includes supplemental
                                                  information which would give
                                                  rise to warranty claims for
                                                  which the Vendors would,
                                                  without regard to Section
                                                  6.1.2, be liable in an
                                                  aggregate amount of
                                                  (pound)50,000 or more;

         "Employment Agreements"                  means the employment
                                                  agreements to be entered into
                                                  by the Purchaser or the
                                                  Company and each and every one
                                                  of the Executives and at least
                                                  80% of all other employees at
                                                  the Completion Date, in a
                                                  mutually satisfactory form;

         "Escrow Agreement"                       means an escrow agreement
                                                  entered into by the parties to
                                                  this Agreement, in a form
                                                  satisfactory to the parties
                                                  and the Escrow Agent;

         "Escrow Agent"                           means that escrow agent
                                                  designated by the parties
                                                  before Completion;

         "Escrow Period"                          means the period commencing on
                                                  the Completion Date and ending
                                                  on the third anniversary of
                                                  such date;

         "Executives"                             means Yuri Pasea, Rajan Mehta
                                                  and Nigel Hawley whose details
                                                  are contained in Schedule 1,
                                                  Part A;

         "Intellectual Property Rights"           means intellectual property
                                                  rights as defined in Part D of
                                                  Schedule 4;

         "KCC"                                    means Kerridge Computer
                                                  Company Limited.

         "KCC Debenture"                          means a debenture in mutually
                                                  satisfactory form at the
                                                  Completion securing the KCC
                                                  Loan;

         "KCC Loan"                               means the loan monies owed to
                                                  Kerridge Computer Company
                                                  Limited by the Company;

         "Lease"                                  means the lease between Tarmac
                                                  Heavy Building Materials UK
                                                  Limited and KCC dated 9
                                                  February 1999, a copy of which
                                                  is enclosed with the
                                                  Disclosure Letter;

         "Leasehold Property"                     means the property at 2 Old
                                                  Bath Road, Newbury, Berkshire,
                                                  comprised in title number
                                                  BK59233.

         "Loan Notes"                             means the loan notes
                                                  substantially in the form set
                                                  out in Schedule 10 to be
                                                  issued to the Vendors on
                                                  Completion in the amounts set
                                                  out against their names in
                                                  column 4 of Schedule 1, Part
                                                  A.
                                       3

         "Management Accounts"                    means the Company's unaudited
                                                  profit and loss account for
                                                  the period starting on the day
                                                  after the last Accounting Date
                                                  and ending on 31 October 1999
                                                  and the Company's unaudited
                                                  balance sheet as at 31 October
                                                  1999 together with related
                                                  statements of operations and
                                                  shareholders' equity for the
                                                  period starting on the day
                                                  after the last Accounting Date
                                                  and ending on 31 October 1999;

         "Planning Acts"                          means the Town and Country
                                                  Planning Act 1990, the
                                                  Planning (Listed Buildings and
                                                  Conservation Areas) Act 1990,
                                                  the Planning (Hazardous
                                                  Substances) Act 1990 and the
                                                  Planning (Consequential
                                                  Provisions) Act 1990 as
                                                  respectively amended,
                                                  consolidated, extended or
                                                  re-enacted as at the date of
                                                  this Agreement.

         "PSL"                                    means Panic Systems Limited;

         "PSL and Centrix Agreement"              means the agreement to be
                                                  entered into prior to
                                                  Completion between the Company
                                                  and Kerridge Computer Company
                                                  Limited in a mutually
                                                  satisfactory form for the sale
                                                  and purchase or novation of
                                                  the Company's interests in PSL
                                                  and Centrix;

         "Premises"                               means the leasehold property
                                                  occupied by the Company;

         "Purchaser Group Company"                means any company which is at
                                                  or at any time after the date
                                                  of this Agreement a subsidiary
                                                  or associated company of the
                                                  Purchaser or the holding
                                                  company of the Purchaser or a
                                                  subsidiary or associated
                                                  company of any such holding
                                                  company;

         "Purchaser Shares"                       means shares of the common
                                                  stock, US$ 0.0001 par value
                                                  per share, of the Purchaser;

         "Purchaser's Warranties"                 means the warranties,
                                                  representations and
                                                  undertakings set out in
                                                  Schedule 8;

         "Representative"                         means the person specified as
                                                  such in Section 3.11;

         "Shares" means the 20,571,429 ordinary shares of one (1) pence each in the capital of the Company plus shares of the Company to be
                                                  issued upon exchange as
                                                  described in Section 10.2.12;

         "Tax"                                    means tax as defined in the
                                                  Tax Deed;

         "Tax Deed"                               means a Deed substantially in
                                                  the form set out in Schedule
                                                  6;

         "Taxes Act"                              means the Income and
                                                  Corporation Taxes Act 1988;

         "Trustee Vendors"                        means John Bennett, Richard
                                                  Bennett, Colin Matthissen and
                                                  Quadrangle Trustee Company;

         "Vendors Group Company"                  means any company which is at
                                                  or before Completion a
                                                  subsidiary or associated
                                                  company of the Company or a
                                                  holding company of the Company
                                                  or a subsidiary or associated
                                                  company of any such holding
                                                  company; and

         "Vendors' Warranties"                    means the warranties,
                                                  representations and
                                                  undertakings set out in
                                                  Schedule 4.

1.2 The Schedules are deemed to be incorporated in this Agreement, and a reference to "this Agreement" includes a reference to the Schedules.

1.3      In this Agreement:-
         1.3.1 the index and the Section headings are included for convenience only and shall not affect the construction of this Agreement;
         1.3.2 words denoting the singular shall include the plural and vice versa;
         1.3.3 words denoting any gender shall include a reference to each other gender; and
         1.3.4 references to persons shall be deemed to include references to natural persons, firms, partnerships, companies, corporations, associations, organisations, foundations and trusts (in each case whether or not having separate legal personality);
         1.3.5 a "subsidiary undertaking" or "parent undertaking" is to be construed in accordance with Section 258 of the Companies Act and a "subsidiary" or "holding company" is to be construed in accordance with Section 736 of the Companies Act;
         1.3.6 an "associated company" of a company shall mean a legal entity in which such company directly or indirectly owns or controls at least 20% of the issued share capital and/or voting rights.

1.4 References in this Agreement to statutory provisions shall (where the context so admits and unless otherwise expressly provided) be construed as references to those provisions as respectively amended, consolidated, extended or re-enacted as at the date of this Agreement and to the corresponding provisions of any earlier legislation (whether repealed or not) directly or indirectly amended, consolidated, extended, replaced or re-enacted thereby and to any orders, regulations, instruments or other subordinate legislation made under the relevant statute.

1.5 Any statement qualified by the expression "to the best of the knowledge, information and belief of the Vendors " or "so far as the Vendors are aware" or any similar expression shall be deemed to include an additional statement that it has been made after due, diligent and careful enquiry by each of the Vendors of its books, accounts and records.

1.6 If any of the words or expressions defined in Section 1.1 are also defined in any of the Schedules then for the purposes of interpreting that relevant Schedule such words and expressions shall have the meaning ascribed to them in that Schedule.

2.       AGREEMENT TO SELL AND PURCHASE

2.1 Each of the Vendors sells such of the Shares as are set out opposite his name in column 2 of Schedule 1 to the Purchaser and the Purchaser purchases the Shares in part by way of an exchange of Purchaser Shares, in part by way of loan note and in part by way of immediate cash consideration.

2.2      Each of the Vendors severally covenants with the Purchaser that:-
         2.2.1 he has the right to sell and transfer the full legal and beneficial interest in the Shares to the Purchaser on the terms set out in this Agreement;
         2.2.2 the Shares will be sold free from all claims, charges, liens, encumbrances, equities and adverse rights of any description and together with all rights attached or accruing thereto as at and from the date of this Agreement; and
         2.2.3 he shall (and shall procure that any necessary third party shall), at his own expense, do, execute and perform all such further acts, Deeds, documents and things as the Purchaser may reasonably request from time to time as being necessary to vest any of the Shares in the Purchaser.

2.3 Nothing in this Agreement shall oblige the Purchaser to purchase some only of the Shares unless the Vendors shall at the same time complete the sale to the Purchaser of all of the Shares.

3.       CONSIDERATION

3.1 The aggregate consideration payable by the Purchaser to the Vendors in respect of the sale of the Shares shall be (pound)27,000,000 consisting of:
         3.1.1      (pound)4,750,000 in cash;
         3.1.2      (pound)2,500,000 in Loan Notes; and
         3.1.3 (pound)19,750,000 in Purchaser Shares (placed in escrow on Completion and released in tranches thereafter in accordance with the Escrow Agreement), as described in Section 3.3.

3.2 Subject to Section 3A.2, the total aggregate consideration shall be apportioned between the Vendors as set out in Columns 3, 4 and 5 of
         Schedule 1, Part A, or as otherwise agreed by the Vendors and notified to the Purchaser and the Escrow Agent by the Representative three Business Days prior to Completion.

3.3 The number of Consideration Shares to be allotted to the Vendors pursuant to Section 3.2 shall be such number of Purchaser Shares as have an aggregate value (determined in accordance with Sections 3.4 and 3.5) which is as near as possible to, but not less than, (pound)19,750,000.

3.4      For the purpose of determining the aggregate value referred to in
         Section 3.3, the UK pounds sterling value of a Purchaser Share shall be US$ 14.95, converted from US dollars to UK pounds sterling at the applicable exchange rate as determined in accordance with Section 3.5

3.5 For the purpose of determining the applicable exchange rate at which to convert the US Dollar value of each Purchaser Share (as calculated in accordance with Section 3.4), the applicable exchange rate shall be the average exchange rate as reported in the Wall Street Journal over the 15 Business Days immediately prior to the date of this Agreement.

3.6 No fraction of a Consideration Share shall be issued to the Vendors and the number of Consideration Shares shall be adjusted accordingly to the nearest whole number.

3.7 The Consideration Shares, on issue, shall rank pari passu in all respects with the existing issued Purchaser Shares, except that at Completion the Consideration Shares will not be registered under the Securities Act of 1933, as amended.

3A.      OTHER COVENANTS

3A.1 Each of the Vendors agrees that he shall deliver to the Purchaser at Completion a certificate and undertaking in the form of Schedule 7, appointing the Representative, and making or giving such representations, warranties and covenants as are necessary or advisable for the qualification of the issuance of Purchaser Shares to the Vendors under Regulation S of the United States Securities Act of 1933, as amended. Purchaser covenants to submit a registration statement in accordance with the Securities Act of 1933, as amended, within 180 days after the Completion Date, and to use all reasonable endeavours to effect the registration before the first anniversary date of Completion and to maintain such registration until the second anniversary date of Completion. The Vendors acknowledge that the registration statement is subject to the approval of the Securities and Exchange Commission. Prior to the Completion Date, the parties will agree such terms and conditions as to such registration as are customary in transactions of this nature.

3A.2 The Purchaser, the Representative and the Escrow Agent at Completion shall execute and deliver the Escrow Agreement in order to provide the Purchaser with security for breach of any of the Vendors' Warranties under this Agreement and to maintain an orderly market in the Purchaser's Shares in accordance with Section 3A.3. At Completion, the Purchaser shall deliver to the Escrow Agent a share certificate (issued in the respective names of the Vendors, except in respect of the share certificate for the Trustee Vendors, a joint share certificate shall be issued their names) for all the Consideration Shares (the "Escrow Shares"). The Escrow Shares shall constitute all the Consideration Shares issuable under this Agreement. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement. The Purchaser acknowledges that at Completion the Vendors will have paid the full purchase price for the Escrow Shares and that the Vendors are not required to pay any further consideration for the Escrow Shares.

3A.3 Notwithstanding anything to the contrary in this Agreement and irrespective of whether or not the Vendors would otherwise be permitted to sell, transfer or otherwise dispose of any Consideration Shares in accordance with Regulation S under the Securities Act of 1933, as amended, or otherwise, the Vendors covenant and agree for the benefit of the Purchaser that they will not sell, transfer or otherwise dispose of any Consideration Shares other than in accordance with Regulation S or Rule 144 of the Securities Act of 1933, as amended, or pursuant to an effective registration statement in respect of such Consideration Shares under the Securities Act of 1933, as amended.

3A.4 In order to administer efficiently the transactions contemplated hereby, including the defence or settlement of any claims for which the Vendors may be responsible pursuant to the Vendors' Warranties, and entering into the Escrow Agreement, Colin Matthissen has agreed to his appointment as the Representative. The Representative is hereby authorised to take any and all action as is contemplated to be taken by the Vendors by the terms of this Agreement. All decisions and actions by the Representative shall be binding upon all of the Vendors and no Vendor shall have the right to object, dissent, protest or otherwise contest the same. By their approval of this Agreement, the Vendors agree that:

         3A.4.1 the Purchaser shall be able to rely exclusively on the instructions and decisions of the Representative as to the settlement of claims for breach of any of the Vendors' Warranties, or any other actions taken by the Representative hereunder, and no party shall have any cause of action against the Purchaser in reliance upon the instructions or decisions of the Representative;
         3A.4.2 all actions, decisions and instructions of the Representative shall be final, conclusive and binding upon the Vendors;
         3A.4.3 the provisions of this Section 3A.4 are independent and severable, are irrevocable, and shall be enforceable notwithstanding any rights and remedies that any Vendor may have in connection with the transactions contemplated by this Agreement and the Escrow Agreement; and
         3A.4.4 the provisions of this Section 3A.4 shall be binding upon the assigns, executors, heirs, legal representatives and successors of each Vendor, and any references in this Agreement to a Vendor shall mean and include the successors to the Vendors' rights hereunder.

3A.5 The Vendors shall deliver the Management Accounts to the Purchaser not later than 6:00pm London time on 22 November 1999.

3A.6 The Vendors shall cooperate with the Purchaser in the preparation of SEC-compliance audited accounts of each Vendors' Group Company for the years ended 28 February 1998 and 28 February 1999.

3A.7     The Vendors shall use all reasonable endeavours to promptly:
         3A.7.1 procure an assignment of KCC's interest in the Lease to the Company, with such Lease assignment constituting good and marketable title to the Leasehold Property;
         3A.7.2 obtain any requisite licence or licences from the landlord and it sreversioner to such assignment, the incidental cost of obtaining such licence or licences to be paid by the Vendors;
         and subject to the Purchaser using all reasonable endeavours to assist the Vendors to procure or obtain the above, in the event that the Vendors are unable to do so, they shall indemnify the Company for all damages, liabilities, legal proceedings, actions, losses, costs and expenses (including reasonable legal and other advisors' fees) incurred by the Company in respect of the Company's occupation of the Leasehold Property without the benefit of such assignment. The Purchaser may not recover any sum under this indemnity which constitutes a penalty on the Vendors for their failure to procure or obtain the above.

4.       PRE-EMPTION RIGHTS

         The Vendors irrevocably waive and undertake to procure that any other person having such rights shall by Completion have irrevocably waived all and any rights of pre-emption or other restrictions on transfer over or in respect of the Shares existing by virtue of the articles of association of the Company or otherwise.

5.       VENDORS' AND TRUSTEES' WARRANTIES

5.1 Each of the Vendors severally represents, warrants and undertakes to the Purchaser for the benefit of the Purchaser and its successors in the terms set out in Schedule 4 (provided that as among the Trustee Vendors, their collective several representations, warranties and undertakings shall be made jointly as among them and not among the other Vendors) and acknowledges that the Purchaser is entering into this Agreement in reliance on each of the Vendors' Warranties and each of the Vendors further acknowledges that the Purchaser shall be entitled to treat the Vendors' Warranties as conditions of this Agreement. The Vendors' Warranties shall be deemed to be given as of the date of this Agreement and as of the Completion Date.

5.2 The Vendors waive and may not enforce a right which they may have in respect of a misrepresentation, inaccuracy or omission in or from information or advice supplied or given by the Company or a Director, officer or employee of the Company for the purpose of assisting the Vendors to make a representation, give a Vendors' Warranty or prepare the Disclosure Letter; provided however, that the Vendors shall have the right to sue a Director, officer or employee of the Company should the information or advice have been fraudulently supplied, given or withheld by such person.

5.3 Each of the Vendors' Warranties shall be separate and independent and shall not be limited by reference to any other of the Vendors' Warranties or (except where this Agreement expressly provides otherwise) any other provision of this Agreement.

5.4 For the purpose of the Vendors' Warranties and elsewhere in this Agreement where the context so admits, any reference to the Company is deemed to include (unless the context otherwise so requires), a Vendors Group Company.

5.5 The Vendors' Warranties are qualified by the facts and circumstances Disclosed in the Disclosure Letter. No other knowledge relating to the Company (actual, constructive or imputed) prevents or limits a claim made by the Purchaser for breach of Section 5.1 and the Vendors may not invoke the Purchaser's knowledge (actual, constructive or imputed) of a fact or circumstance which might make or makes a warranty untrue, inaccurate, incomplete or misleading as a defence to a claim or breach of Section 5.1.

5.6 The Trustee Vendors jointly and severally warrant and undertake to the Purchaser that:
         5.6.1 the Trustee Vendors are as trustees the legal owners of 10,635,291 ordinary shares of (pound)0.01 each in Kerridge Group Limited; and
         5.6.2 the Trustee Vendors as such trustees have no liabilities other than liabilities in respect of taxation on income and liabilities in respect of professional fees.

6.       LIMITATIONS TO THE VENDORS' WARRANTIES

6.1 The provisions of this Section shall operate to limit the liability of the Vendors in respect of any claim under or in connection with the Vendors' Warranties, the Tax Deed and the Disclosure Letter and references to "claim" and "claims" shall be construed accordingly. The parties agree as follows:
         6.1.1    the maximum aggregate liability of the Vendors in respect of all claims shall not exceed the total Consideration;
         6.1.2    the maximum aggregate liability of each of the Vendors shall not exceed the sum set out opposite such Vendor's name in column (6) of Schedule 1 Part A (but so that the Trustee Vendors shall for this purpose be deemed to be a single Vendor);
         6.1.3 Each of the Vendors shall be liable only for such proportion of any claim against the Vendors as shall correspond to the proportion which the sum set out opposite such Vendor's name in column (6) of Schedule 1A bears to the sum of (pound)27,000,000 (but so that the Trustee Vendors shall for this purpose be deemed to be a single Vendor);

         6.1.4 no liability shall attach to the Vendors unless the aggregate amount of all claims for which they would, in the absence of this provision, be liable shall exceed (pound)50,000 and in such event the Vendors shall be liable only for the excess over such amount;

         6.1.5 no liability shall attach to the Vendors in respect of any claim unless notice has been given to the Vendors of that claim:

                  6.1.5.1 for breach of Section 5.1 in respect of a Vendors' Warranty contained in Part B of Schedule 4, on or before the seventh anniversary of the Accounting Date; and

                  6.1.5.2 for breach of Section 5.1 in respect of any other Vendors' Warranty, on or before the third anniversary of this Agreement.

         6.1.6 The liability of the Trustee Vendors shall not exceed the value of the assets for the time being and from time to time held by them as trustees of the Bennett Family Settlements to the intent that the Purchaser shall have no recourse against the Trustee Vendors in respect of any assets owned by them beneficially provided that:

                  6.1.6.1 if the Trustee Vendors shall make any distribution of capital to any beneficiary of the Bennett Family Settlements during the Escrow Period the Trustee Vendors shall first procure that the recipient of such distribution shall enter into such covenants and indemnities as the Purchaser shall reasonably require to ensure that the Purchaser is not prejudiced by such distribution; and

                  6.1.6.2 this Section 6.1.6 shall not limit the liability of the Trustee Vendors for any breach of Section 5.6

         6.1.7 in the event that the Purchaser or the Company is entitled to recover any sum (whether by payment, discount, credit or otherwise) from any third party in respect of any matter for which a claim could be made against the Vendors, the Purchaser shall use, or procure that the Company shall use, all reasonable endeavours to recover such sum before making the claim, and any sum recovered will reduce the amount of the claim; and, in the event of the recovery being delayed until after the claim has been satisfied by the Vendors or the Purchaser shall account to the Vendors in respect of any amount so recovered (after deduction of all reasonable costs and expenses of the recovery) up to the amount of the claim;

6.2 Any claim made by the Purchaser for breach of Vendors' Warranty shall be reduced by the amount of any payment made by any of the Vendors in respect of the same facts or circumstances pursuant to the provisions of the Tax Deed and vice versa.

6.3 If any of the Vendors pays any sum to the Purchaser pursuant to a claim, that part of the consideration received by such Vendor for the sale of his Shares shall be deemed to be reduced by the amount of such payment and the purchase price paid by the Purchaser shall also be deemed to be reduced by such amount.

6.4 While the Escrow Agent shall hold any Escrow shares of a Vendor pursuant to the Escrow Agreement any claim against such Vendor shall to the extent possible be satisfied by its release to the Purchaser of Escrow Shares.

6.5 Any Vendor shall be entitled at his option to satisfy any claim made against such Vendor by the Purchaser by transferring any Consideration Shares previously released to such Vendor by the Escrow Agent to the Purchaser.

6.6 For the purposes of Sections 6.4 and 6.5, the value of each Consideration Share shall be determined in the manner as the value of the Escrow Shares falls to be US$ 14.95.

6A.      PURCHASER'S WARRANTIES

6A.1 The Purchaser represents, warrants and undertakes to the Vendors for the benefit of the Vendors and their respective successors in the terms set out in Schedule 8 and acknowledges that the Vendors are entering into this Agreement in reliance on the Purchaser's Warranties and that the Vendors shall be entitled to treat them as conditions of this Agreement. The Purchaser's Warranties shall be deemed to be given as of the date of this Agreement and as of the Completion Date.

6A.2 Each of the Purchaser's Warranties shall be separate and independent and shall not be limited by reference to any other of the Purchaser's Warranties or any other provision of this Agreement.

7.       RELEASE OF GUARANTEES

         The Vendors shall immediately prior to Completion procure the absolute and unconditional release of the Company from all guarantees, suretyships, encumbrances, indemnities and like undertakings of a non-trading nature or outside the ordinary course of business of the Company given by the Company in respect of any obligations of any person and shall fully and effectually indemnify and keep indemnified the Purchaser from and against any and all costs, claims, demands or liabilities incurred or arising from any such guarantees, suretyships, indemnities and like undertakings.

8.       COMPLETION

         Completion will take place in accordance with Schedule 5 at the Company's offices at The Chestnuts, 2 Old Bath Road, Newbury, Berkshire RG14 1QL on the Completion Date. The obligations of the parties under this Agreement are subject to the fulfilment on or before the Completion of each of the Completion requirements set out in Schedule 5 and as set forth in Section 10 hereof.

9.       CONDUCT OF BUSINESS

9.1 During the period from the date of this Agreement and continuing until the Completion Date, except as expressly contemplated or permitted by this Agreement or with the written consent of the Purchaser, the Company shall carry out its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, and except as previously Disclosed by the Company to the Purchaser in writing or as otherwise contemplated by this Agreement or consented to in writing by the Purchaser, the Company shall not:
         9.1.1 declare or pay any dividends on, or make other distributions in respect of, any Shares;
         9.1.2 repurchase, redeem or otherwise acquire any Shares or any securities convertible into or exercisable for any Shares;
         9.1.3 split, combine or reclassify any Shares or issue or authorise or propose the issuance of any other securities in respect of, in lieu of or in substitution for Shares;
         9.1.4 issue, deliver or sell, or authorise or propose the issuance, delivery or sale of, any Shares or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any Shares;
         9.1.5    amend its Memorandum or Articles of Association;
         9.1.6 make any capital expenditures in excess of (pound)15,000 other than those which are made in the ordinary course of business or are necessary to maintain existing assets in good repair;
         9.1.7 enter into any new line of business, except as contemplated hereby;
         9.1.8 acquire or agree to acquire, by merging or consolidating with, or by purchasing any equity interest in or any of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organisation or division thereof or otherwise acquire any assets, which would be material, individually or in the aggregate, to the Company;
         9.1.9 take any action that is intended or may reasonably be expected to result in any of the Vendors' Warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Agreement not being satisfied;
         9.1.10 make a material change in its methods of accounting in effect at the Accounting Date except as required by changes in GAAP or as concurred with by the Company's auditors;
         9.1.11 except as required by applicable law adopt, amend, or terminate any employee benefit plan or any agreement, arrangement, plan or policy between the Company and one or more of its current or former directors, officers or employees, or increase in any manner the compensation, fringe benefits or bonuses of any Director, officer or employee, nor any payments thereto;
         9.1.12 other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;
         9.1.13 other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;
         9.1.14 other than agreements in the ordinary course of business that do not require payments by the Company in excess of (pound) 15,000 per year per individual agreement or an aggregate of (pound) 30,000 per year for all such agreements, create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which the Company is a party or by which the Company or its properties are bound; or
         9.1.15   agree to do any of the foregoing.

9.2 Notwithstanding anything contained in Section 9.1, the Vendors covenant that prior to Completion they shall procure that the Company sells any interest it may have by way of ownership or otherwise in Centrix and PSL in accordance with the PSL and Centrix Agreement for an aggregate amount equal to the aggregate amount outstanding of the loans made by KNS Limited to PSL and Centrix and shall use the proceeds in their entirety and all available cash of the Company to repay an equivalent amount of the KCC Loan, together with any cash applied thereto in accordance with the last sentence of Section 3.1.

10.      CONDITIONS PRECEDENT

10.1 The respective obligation of each party to effect the Agreement shall be subject to the satisfaction at or prior to Completion of the following conditions:
         10.1.1 No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Agreement shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there by any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Agreement, which makes the consummation of the Agreement illegal.
         10.1.2 All approval waivers and consents from each governmental body necessary for consummation of or in connection with the Agreement and the several transactions contemplated hereby, if any, shall have been obtained.
         10.1.3 The Executives and at least 80% of all other employees at the Completion Date shall have entered into the Employment Agreements in a mutually satisfactory form. The Employment Agreements for employees having a per annum salary of (pound)20,000 or more at the Completion Date shall be for a minimum term of three years and shall contain non-competition covenants during the term and for two years after the end of the term or earlier termination. The Employment Agreements will be on terms no less favourable than those to which the Executives and the employees are currently parties.

         10.1.4 The Company shall have entered into loan and security agreements (granting a charge over the accounts receivable of the Company) in respect of the KCC Loan in a form mutually satisfactory to the Purchaser and the Vendors.

10.2 The obligation of the Purchaser to effect the Agreement is also subject to the satisfaction or waiver by the Purchaser at or prior to Completion of the following conditions:
         10.2.1 The Vendors' Warranties shall be true and correct as of the date of this Agreement and as of the Completion Date as though made on and as of the Completion Date. The Purchaser shall have received a certificate signed on behalf of the Vendors by Nigel Hawley to that effect; provided that such certificate may include qualifications in respect of breaches to the Vendors' Warranties which would not in themselves result in liability to the Vendors having regard to Section 6.1.4.
         10.2.2 The Vendors shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Completion Date, and the Purchaser shall have received a certificate signed on behalf of the Vendors by Nigel Hawley to that effect.
         10.2.3 There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, prospects, operations or results of operations of the Company or any Vendors Group Company, taken as a whole.
         10.2.4 The Purchaser shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Agreement.
         10.2.5 In addition to any other instruments and documents required to be delivered by the Vendors pursuant to this Agreement, the Vendors shall have delivered to the Purchaser on or before the Completion Date such certificates, instruments and documentation as are reasonably required in the opinion of the Purchaser's lawyers to complete the transactions contemplated herein.
         10.2.6 The Purchaser shall have been satisfied in its sole discretion with its review of due diligence materials supplied, either prior to or subsequent to the date hereof, to the Purchaser by the Vendors including without limitation the working papers of the Company's accountants in respect of their latest preparation of the audited accounts for the Accounting Period ending on the Accounting Date and all working and other papers in their possession relating to the period up to the Accounting Date and such other materials as the Purchaser requires the Vendors to produce; provided that this condition shall be deemed to be waived by the Purchaser if the Purchaser shall not have delivered written notice to the Vendors that the Purchaser does not wish to complete this Agreement pursuant to this Section 10.2.6 by 6:00pm (London time) on 29 November 1999.
         10.2.7 The Purchaser shall be satisfied that the Completion under the PSL and Centrix Agreement has occurred in accordance with its terms and the proceeds of sale thereunder shall have been applied to reduce the outstanding balance of the KCC Loan.
         10.2.8   The Escrow Agreement shall have been executed and delivered.

         10.2.9 KNS Limited shall be a wholly owned subsidiary of the Company beneficially owned by the Company free of all encumbrances.
         10.2.10 The KCC Loan shall not exceed 70% of the debtors balance of the Company net of the PSL indebtedness and provisions.

10.3 The obligation of the Vendors to effect the Agreement is subject to the satisfaction or waiver by the Vendor at or prior to Completion of the following conditions:
         10.3.1 The Purchaser's Warranties shall be true and correct as of the date of this Agreement and as of the Completion Date as though made on and as of the Completion Date. The Vendors shall have received a certificate signed on behalf of the Purchaser by its Chief Executive Officer and Chief Financial Officer to that effect.
         10.3.2 The Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Completion Date, and the Vendors shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to that effect.
         10.3.3 There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, prospects, operations or results of operations of the Purchaser or any Purchaser Group Company, taken as a whole, it being understood that any fluctuation in the market price of the Purchaser Shares shall not be or be deemed to be such a material adverse change.
         10.3.4 The Vendors shall have been furnished with evidence satisfactory to them of the consent or approval of those persons whose consent or approval shall be required in connection with the Agreement.
         10.3.5 In addition to any other instruments and documents required to be delivered by the Purchaser pursuant to this Agreement, the Purchaser shall have delivered to the Vendors on or before the Completion Date such certificates, instruments and documentation as are reasonably required in the opinion of the Vendors' lawyers to complete the transactions contemplated herein.

11.      TERMINATION, AMENDMENT AND SURVIVAL OF OBLIGATIONS

11.1A This Agreement may be terminated at any time prior to the Completion Date, whether before or after approval of the matters presented in connection with the Agreement by the Vendors:
         11.1A.1 by mutual consent of the Purchaser and Vendors in a written instrument;
         11.1A.2 by either the Purchaser or the Vendors if there shall have been a material breach of any of the warranties, covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within seven (7) days following receipt by the breaching party of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to Completion and which breach shall constitute a material adverse change.

11.1.B This Agreement may be terminated at any time after 20 December 1999 if the Completion Date has not occurred by such date, by either the Purchaser or the Vendors.

11.2 In the event of termination of this Agreement by either the Purchaser or the Vendors as provided in Section 11.1A or B, this Agreement shall forthwith become void and have no effect except that those Sections expressly stated herein to survive termination, namely this Section
         11.2 and Sections 3.11, 11.6, 15.2, 16 and 24 shall survive any termination of this Agreement and notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its wilful breach of any provision of this Agreement.

11.3 At any time prior to the Completion Date, each of the parties hereto, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the warranties or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of another party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

11.4 In the event that either the Purchaser or the Vendors is or are unable to consummate the transaction as a result of its or their failure to fulfil any of the provisions of Section 10 for reasons beyond its or their control, it or they shall incur no liability to the other whatsoever (whether in contract or tort). For the avoidance of doubt, the failure of the parties to complete this Agreement by reason of the failure to satisfy Section 10.1.3 shall be deemed beyond the control of the parties.

11.5 If Completion takes place and there is either before or after Completion any breach of warranty or non-fulfilment of any covenant or agreement on the part of the Vendors contained in this Agreement, the Vendors shall take such action as shall be required to bring the Company into the position it would have been in if there had been no breach of any Vendors' Warranty or non-fulfilment of any agreement on the part of the Vendor contained in this Agreement. In the event that the nature of the relevant breach or non-fulfilment is such that the Vendors are unable to bring such Company into that position, or if the Purchaser so elects, the Vendors severally (but with the Trustee Vendors being regarded for this purpose as a single Vendor) shall indemnify and hold harmless the Purchaser from and against and fully reimburse the Purchaser any and all damages (including but not limited to the amount whereby the value of the Company or any of its assets is less than the value which such assets would have had, had the relevant breach or non-fulfilment not occurred), liabilities, actions, legal proceedings, losses, costs and expenses (including but not limited to legal and other advisers' fees and expenses) incurred by the Purchaser arising out of or resulting from any such breach of a Vendors' Warranty or non-fulfilment of any covenant or agreement on the part of the Vendors contained in this Agreement.

11.6 The representations, warranties, covenants and agreements of the parties made in this Agreement shall survive Completion and shall terminate on the dates that the right to indemnification under such representations, warranties, covenants or agreements terminates as provided in Sections 6.1.3.1 and 6.1.3.2 and they shall not be affected in any respect by any examination or investigation conducted by or on behalf of the parties hereto and any information which any party may receive pursuant to the schedules hereto or otherwise.

12.      RESTRICTIVE COVENANTS

12.1 Each of the Vendors hereby undertakes to and covenants with the Purchaser that he will not either on his own account or jointly with or as manager, agent, officer, employee or otherwise on behalf of any other person, firm or corporation directly or indirectly (and so that each undertaking below shall be a further and separate obligation):
         12.1.1   for a period of three years from the Completion Date:
                  12.1.1.1 carry on or be engaged, concerned, or interested in or assist any business which competes with any business of the Company as carried on at the Completion Date;
                  12.1.1.2 canvass or solicit business, orders or custom for goods or services supplied or provided by the Company from any person who at any time within the period of one (1) year preceding the Completion Date has been a customer of or in the habit of dealing with the Company for such goods or services;
                  12.1.1.3 solicit or entice away or endeavour to solicit or entice away from the Company any person who on the Termination Date or within the six months prior to the Termination Date is or was a director, officer, employee or other servant of the Company;
                  12.1.1.4 induce or attempt to induce any person (including without limitation any agent or independent distributor) who in the six months prior to the Termination Date has been a supplier of any goods or services to the Company to cease to supply, or to restrict or vary the terms of supply, to the Company; or
                  12.1.1.5 do or say anything which is harmful to the Company's reputation or which may lead a person to cease to deal with the Company on substantially equivalent terms to those previously offered or at all.
         12.1.2 at any time after the Completion Date use or procure the use in connection with any business of any corporate or business name which is identical to or likely to be confused with the corporate name or any business name of the Company or which might suggest a connection with the business of the Company.

12.2 The Purchaser acknowledges that certain of the Vendors are shareholders and directors in Kerridge Group Limited ("KGL") and KCC, certain customers and suppliers of the Company may also be customers and suppliers of KGL and KCC, and that the Company, on the one hand, and KGL and KCC, on the other, may to a limited extent compete. The Purchaser agrees that such identity of customers and suppliers and/or such limited competition shall not constitute a violation of Section
         12.1 by any of the Vendors.

13.      POST-COMPLETION EFFECT

         This Agreement shall remain in full force and effect after and notwithstanding Completion in respect of all obligations, agreements, covenants, undertakings, conditions, representations, warranties or indemnities which have not been done, observed or performed at or prior to Completion.

14.      SUCCESSORS AND ASSIGNS

         This Agreement shall be binding upon and enure for the benefit of each party's successors and shall be assignable by the Purchaser to any Purchaser Group Company to the extent that the rights and benefits under this Agreement shall enure for the benefit of the Purchaser's assigns; provided that no such assignment shall alter or diminish the Purchaser's obligations hereunder. Save as aforesaid this Agreement shall not be assignable.

15.      INFORMATION AND CONFIDENTIALITY

         Each of the Vendors hereby undertakes to the Purchaser:

15.1 that he will at any time and from time to time after Completion give to the Purchaser all such information in his possession concerning the business, dealings, transactions or affairs of the Company as the Purchaser may reasonably request and in particular, but without prejudice to the generality of the foregoing, relating to claims made or threatened against the Company and the source from and consideration for which any assets of the Company were acquired or derived; and

15.2 that he will not, and will procure that no person under his control will, at any time after the date hereof, take away or (directly or indirectly) make use of, divulge or communicate to any person (except as may be necessary to comply with any statutory obligation or order of any court or statutory tribunal of competent jurisdiction) any Confidential Information or trade secrets of the Company or of any supplier, customer or other person who has or who has had dealings with the Company, except in the ordinary course of his employment with the Company.

16.      ANNOUNCEMENTS AND PUBLICITY

         Any announcement or circular or other publicity relating to this Agreement or any termination thereof shall prior to its publication be approved in writing by each of the Representative and the Purchaser as to its content, form and manner of publication (such approval not to be unreasonably withheld or delayed), save that any announcement, circular or other publicity required to be made or issued by the Purchaser pursuant to the regulations of rules governing the NASDAQ Stock Market or other recognised investment exchange or by other governmental agency or regulatory body or law may be made or issued by the Purchaser without such approval.

17.      NOTICES

17.1 Any notice required to be given under this Agreement shall be sufficiently given if delivered personally or if sent by first-class recorded delivery post (express air courier service if sent overseas) or if sent by facsimile transmission.

17.2     Any notice which is sent or  despatched  in  accordance  with this
         Section 17 shall be deemed to have been received by the addressee:-

         17.2.1   if delivered personally, at the time of delivery;

         17.2.2 in the case of a notice sent by post (or express air courier), two Business Days after the envelope containing the notice was delivered to the postal authorities (or courier service);

         17.2.3 in the case of a notice sent by facsimile transmission, if the notice was sent during the normal business hours of the addressee, on the day of transmission; otherwise on the next following Business Day.

17.3 In proving service by post or express air courier, it shall be necessary to prove only that the notice was sent or despatched and that the notice was contained in an envelope properly addressed, stamped and delivered to the postal authorities or courier service in the country from where despatched. In proving service by facsimile transmission, it shall be necessary to produce only a legible copy of the confirmation of the facsimile transmission.

17.4     Any notice required to be given under this Agreement shall be sent:

         17.4.1   to the Vendors c/o the Vendors' solicitors at:
                  Wiggin & Co.
                  The Quadrangle
                  Imperial Square
                  Cheltenham
                  Glos.  GL50 1YX
                  Facsimile No: 01242 224223
                  For the attention of: Mike Turner/Denis Moore

         17.4.2   to the Purchaser at:
                  FutureLink Corp.
                  6 Morgan
                  Suite 100
                  Irvine
                  California 92618
                  Facsimile No: +1-949-837-4433
                  For the attention of: Jim Bailey

                  With a copy to:
                  Paul, Hastings, Janofsky & Walker LLP
                  Tower 42
                  25 Old Broad Street
                  London  EC2N 1HQ
                  Facsimile No: 0171 628 4444
                  For the attention of: Keith T. Ott

                  or to such other address or facsimile number as is notified in writing from time to time by the Vendors (or any one of them) or the Purchaser (as the case may be) to the other.

18.      SERVICE OF PROCESS

         The Purchaser hereby appoints Paul, Hastings, Janofsky & Walker LLP, as its agent for the service of any process in the United Kingdom. Such appointment shall not be revocable without the prior written consent of the Representative.

19.      FURTHER ASSURANCE

         The Vendors shall do, execute and perform and shall procure to be done, executed and performed all such further acts, deeds and documents as the Purchaser may require effectively to vest the legal and beneficial ownership of the Shares in the Purchaser or as it directs free from all liens, charges, options, encumbrances or adverse rights of interests of any kind and otherwise to give to the Purchaser the full benefit of this Agreement.

20.      WAIVERS

20.1 A failure by any party to exercise and any delay, forbearance or indulgence by any party in exercising any right, power or remedy under this Agreement shall not operate as a waiver of that right, power or remedy or preclude its exercise at any subsequent time or on any subsequent occasion. The single or partial exercise of any right, power or remedy shall not preclude any other or further exercise of that right, power or remedy or the exercise of any other right, power or remedy. No custom or practice of the parties at variance with the terms of this Agreement shall constitute a waiver of the rights of any party under this Agreement. The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers or remedies provided by law.

20.2 In relation to any two or more persons who are severally liable under this Agreement, the liability under this Agreement of any one or more of such persons shall not be prejudiced or affected in any way by the giving of time or any forbearance or indulgence granted by the Purchaser to any other or others of such persons or by the release or compromise by the Purchaser of any liability under this Agreement of any other or others of such persons.

21.      ENTIRE AGREEMENT

         This Agreement, the Disclosure Letter, the Tax Deed and all agreements entered into between the Vendors and the Purchaser pursuant to the terms of this Agreement together constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior discussions, understandings and agreements between the parties or their agents in relation thereto.

22.      VARIATION

         No variation of this Agreement shall be effective unless made in writing and signed by or on behalf of each of the parties.

23.      COUNTERPARTS

         This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and which together shall constitute one and the same Agreement. Unless otherwise provided in this Agreement, this Agreement shall become effective and be dated (and each counterpart shall be dated) on the date on which this Agreement (or a counterpart of this Agreement) is signed by the last of the parties to execute this Agreement or, as the case may be, a counterpart thereof.

24.      APPLICABLE LAW

         This Agreement shall be governed by and construed in accordance with English law and the parties hereby submit themselves to the non-exclusive jurisdiction of the English Courts.



Executed by the parties:



SIGNED BY:       John Bennett
           -------------------------
for and on behalf of JOHN BENNETT



SIGNED BY:     Richard Bennett
           -------------------------
for and on behalf of RICHARD BENNETT



SIGNED BY:     Colin Matthissen
           -------------------------
for and on behalf of COLIN MATTHISSEN

SIGNED BY: Quadrangle Trustee Company
          ---------------------------
for and on behalf of QUADRANGLE TRUSTEE COMPANY



SIGNED BY:      Peter Crozier
          --------------------------
for and on behalf of PETER CROZIER



SIGNED BY:     Michael Dorward
          --------------------------
for and on behalf of MICHAEL DORWARD



SIGNED BY: Anthony Harrison-Wallace
          --------------------------
for and on behalf of ANTHONY HARRISON-WALLACE



SIGNED BY:       Robert Kell
          --------------------------
for and on behalf of ROBERT KELL




SIGNED BY:      Mark Kerridge
          --------------------------
for and on behalf of MARK KERRIDGE



SIGNED BY:     Nicola Kerridge
          --------------------------
for and on behalf of NICOLA KERRIDGE



SIGNED BY:       Nigel Hawley
          --------------------------
for and on behalf of NIGEL HAWLEY



SIGNED BY:       Nigel Hawley
          --------------------------
for and on behalf of RAJAN MEHTA

SIGNED BY:        Yuri Pasea
          --------------------------
for and on behalf of YURI PASEA



SIGNED BY:    Philip R. Ladouceur
          --------------------------
for and on behalf of FUTURELINK CORP.

                                   SCHEDULE 1

                                     PART A

            PARTICULARS OF THE VENDORS AND OF THE SHARES TO BE SOLD
                AND CONSIDERATION TO BE RECEIVED BY EACH OF THEM

(1)                                             (2)              (3)               (4)             (5)                (6)
Name and Address                                Number of        Cash              Loan Notes      Consideration      Total
                                                Shares to be     Consideration                     Shares             Consideration
                                                Sold             (pound)           (pound)         (pound)            (pound)

1.   John Henry Bennett, Richard Bennett,         7,302,388       1,686,141.65      963,509.53       6,934,733.05       9,584,384.23
     Colin Ainslie Matthissen and
     Quadrangle Trustee Company as
     trustee of the various family
     settlements established by
     John Bennett

2.   Richard Bennett, John Henry Bennett,         3,332,903         769,576.55      439,758.03       3,165,100.59       4,374,435.17
     Colin Ainslie Matthissen and
     Quadrangle Trustee Company as
     trustee of various family
     settlements, established by
     Richard Bennett

3.   Peter Joseph Crozier                           772,410         178,351.62      101,915.21         733,521.30       1,013,788.13

4.   Michael John Dorward                           772,410         178,351.62      101,915.21         733,521.30       1,013,788.13

5.   Anthony Penswick Monamy                        772,410         178,351.62      101,915.21         733,521.30       1,013,788.13
     Harrison-Wallace

6.   Robert Kell                                    772,410         178,351.62      101,915.21         733,521.30       1,013,788.13

7.   Mark Kerridge and Nicola Kerridge              675,069         155,875.32       89,071.60         641,081.16         886,028.08

8.   Nigel Anthony Ashley Hawley                  2,057,143            475,000         200,000          2,025,000          2,700,000

9.   Rajan Mehta                                  2,057,143            475,000         200,000          2,025,000          2,700,000

10.  Yuri Pasea                                   2,057,143            475,000         200,000          2,025,000          2,700,000

Total                                            20,571,429          4,750,000       2,500,000         19,750,000         27,000,000

The shares shown in this schedule for the Executives represent the shares that they will hold in the Company following the exercise of their options prior to Completion.



                                      1A.1

                                   SCHEDULE 1

                                     PART B

                                PAYMENTS SCHEDULE








                                      1B.1

                                   SCHEDULE 2

                       PARTICULARS CONCERNING THE COMPANY


1.       Registered Office:                 KNS Holdings Limited
                                            Northcroft Lane
                                            Newbury
                                            Berkshire   RG14 1HT

2.       Date of Incorporation:             26 November 1997

3.       Registered Number:                 03471603

4.       Directors:                         J. H. Bennett
                                            R. Bennett
                                            C. E. Poulter

5.       Secretary:                         B. C. Soulby

6.       Mortgages and Charges:

7.       Share Capital:                     (pound)144,000 divided into
                                            14,400,000 ordinary shares of
                                            1p each





                                      2.1

                                   SCHEDULE 3

                              [REDUNDANT SCHEDULE]







                                      3.1

                                   SCHEDULE 4

                                     PART A

                               GENERAL WARRANTIES

1        INFORMATION SUPPLIED AND CAPACITY OF VENDORS
1.1 All written information given by, or on behalf of, the Vendors or on its behalf by the Company to the Purchaser, its advisers or agents before or during the negotiations leading to this Agreement and all information contained in this Agreement and all matters contained in the Disclosure Letter are true and accurate in every respect and so far as the Vendors are aware there is no fact or matter which has not been Disclosed which renders any such matters or information untrue or misleading in any material respect.

1.2 The Vendors have full power and authority to enter into and perform this Agreement and the Vendors (as defined in the Tax Deed) have full power and authority to enter into and perform the Tax Deed, and this Agreement and the Tax Deed, when executed, will constitute valid and binding obligations on the Vendors and the Vendors respectively in accordance with the respective terms thereof.

2        ACCOUNTS AND RECORDS
2.1 The Company has at all times fully, properly and accurately maintained all books, accounts and records of whatever kind required by law to be maintained.

2.2 The books, accounts and records of the Company fully and accurately record in all material respects all matters required by law to be entered therein and accurately present and reflect in accordance with generally accepted accounting principles and practice in the United Kingdom the assets and liabilities (actual, prospective and contingent) of the Company and all transactions to which it is or has been a party.

2.3      The Accounts:
         2.3.1 comply with the requirements of the Companies Act and other relevant statutes and U.K. generally accepted accounting principles, SSAPs and FRSs and give a true and fair view of and properly reflect the financial position of the Company as at the Accounting Date and are not affected by any unusual or non-recurring items;
         2.3.2 fully disclose all assets and make full provision or reserve for all assets and liabilities (whether or not quantified or disputed) and fully provide for (or disclose by way of note) all bad and doubtful debts and all contingent liabilities at the Accounting Date; and
         2.3.3 make adequate provision for depreciation of the fixed assets of the Company having regard to their original cost and estimated life in accordance with SSAP 12.

2.4 The Company has made full provision in the Accounts for all Tax liable to be assessed on the Company or for which it is accountable in respect of income, profits or gains earned,



                                      4A.1
         accrued or received on or before the Accounting Date including distributions made down to that date.

2.5 The Management Accounts of the Company have been prepared on a proper and consistent basis in accordance with the accounting principles and practices adopted in the preparation of the Accounts and give a fair view of and properly reflect the assets, liabilities, profits and losses and financial position of the Company for the period ending on 31 October 1999.

2.6      Except as disclosed in the Accounts or Management Accounts:
         2.6.1 the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation;
         2.6.2 all monies set aside or held in trust by the Company for the benefit of another person are properly accrued or so held and are completely and accurately recorded in the books and records of the Company and no claim can be made against the Company in respect thereof in excess of the amounts so set aside or held.

2.7 The Company has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than Disclosed in the Accounts or Management Accounts and those incurred in the ordinary course of business not required to be set out in the Accounts under U.K. GAAP and consistent with past practice.

3 BUSINESS SINCE THE ACCOUNTING DATE

3.1 Since the Accounting Date:

         3.1.1 the Company has carried on its business in the ordinary and usual course both as regards the nature, scope and manner of conducting the same and so as to maintain the same as a going concern;
         3.1.2 the Company has not entered into any long-term (that is to say, incapable of performance in accordance with its terms within six months after the date on which it was entered into or undertaken) arrangements, commitments or contracts or arrangements, commitments or contracts of a material nature outside the ordinary and usual course of business of the Company;
         3.1.3 no distribution of capital or income (including for the avoidance of doubt, any dividend) has been declared, made or paid or agreed or resolved to be declared, made or paid by the Company;
         3.1.4 the Company has not created, allotted, issued, acquired, repaid, redeemed or pledged share or loan capital or made an agreement or arrangement or undertaken an obligation or granted an option, right or privilege in respect of any of the above;
         3.1.5 no loans have been made or guarantees given by the Company and no loan capital or loan has been or has become liable to be repaid by the Company in whole or in part;
         3.1.6 no sum has been paid or voted to any director or employee (or ex-director or ex-employee) of the Company by way of remuneration, benefit or otherwise in excess of the rates paid to him by the Company at the Accounting Date and no



                                      4A.2
                  new employment agreements have been made by the Company other than in respect of employees listed in the corresponding schedule to the Disclosure Letter.
         3.1.7 no loans are outstanding or have been made to employees, Directors, officers of the Company or Shareholders;
         3.1.8 save for the KCC loan the Company has not borrowed, raised or taken any money or any financial facility except in the ordinary course of business not exceeding (pound)20,000;
         3.1.9 the Company has paid its creditors within the times agreed with such creditors and there are no debts outstanding by the Company which have been due for more than 60 days;
         3.1.10 the Company has not entered into any capital commitments or any transaction or agreement for the acquisition, lease, disposal, transfer, mortgage, pledge or subjection to any encumbrance or lien of any asset or under which it has incurred or will incur, except in the ordinary course of business not exceeding (pound)20,000, any liabilities (including contingent liabilities);
         3.1.11 the business of the Company has not been adversely affected by the loss of or material reduction in nor is the Company aware of any threatened loss of or material reduction in orders from any customer, any source of supply, contract, lease, other agreement, certificate or licence required by the Company for its operation or by any abnormal factor not affecting similar businesses to a like extent;
         3.1.12 the Company has not sold, assigned or transferred any Intellectual Property Rights except in the ordinary course of business;
         3.1.13 the Company has not received nor is aware of any plans of any key officer or employee to resign from or renegotiate his employment arrangements with the Company;
         3.1.14 none of the fixed assets of the Company shown in the Accounts, Management Accounts and none acquired by the Company since March 31, 1998 has been lost, damaged or destroyed;
         3.1.15 there has been no material adverse change in the financial position or trading prospects or turnover of the Company nor so far as the Vendors are aware is any such material change expected; and
         3.1.16 there has been no change in the Company's Memorandum and Articles of Association, no resolution of the Shareholders of the Company has been passed and the Company has not changed its accounting reference date.

3.2 Since the Accounting Date the Company has not engaged in any negotiations to do any of the things described in Section 3.1.

4        TRADING AND CONTRACTUAL ARRANGEMENTS
4.1 None of the contracts or obligations entered into by the Company is invalid, ultra vires the Company or exceeds the powers of the Directors to bind the Company and the Company is not in default under any such contracts or obligations and no event has occurred which, with the giving of notice or passage of time or both would constitute a default under any contract. No party with whom the Company has entered into an agreement, arrangement or obligation has given notice of its intention to terminate, or has


                                      4A.3
         sought to repudiate or disclaim any agreement, arrangement or obligation nor has any right to do so.

4.2 Each contract is valid, binding and enforceable (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganisation, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law)) and is in full force and effect, and assuming all consents required by the terms thereof or applicable law have been obtained, such contracts will continue to be valid, binding and enforceable and in full force and effect immediately following the consummation of the transactions contemplated hereby, in each case. No event has occurred which either entitles, or would, on notice of lapse of time or both, entitle the holder of any indebtedness for borrowed money affecting the Company to accelerate, or which does accelerate, the maturity of any indebtedness of the Company.

4.3 The Company is not a party to any contract, transaction, obligation, commitment or liability which, whether by reason of its nature, term, scope, price or otherwise is or may be material in relation to its business, profits or assets or which:-
         4.3.1 is in any way otherwise than in the ordinary course of the Company's business;
         4.3.2 is of an unusual or abnormal nature, or not fully on an arm's length basis;
         4.3.3 is of a long-term nature (that is to say incapable of performance in accordance with its terms within six months after the date on which it was entered into or undertaken);
         4.3.4 is incapable of termination in accordance with its terms by the Company on 60 days' notice or less; or
         4.3.5 cannot readily be fulfilled or performed by the Company on time without undue or unusual expenditure of money or effort.

4.4 No party with whom the Company has entered into an agreement or arrangement is in material breach thereof and the Vendors are not aware of any matter which might give rise to such a breach.

4.5 Except for the KCC Loan, no sums of whatever nature (apart from normal business expenses) are owing by the Company to any of the Vendors or any of the Directors or any person being a Connected Person of the Vendors or the Directors or any of them respectively and no Vendor or Director or Connected Person of any Vendor or Director has any cause of action or other claim against the Company.

4.6 Except for the KCC Loan, the Company has not been a party to any transaction to which any of the provisions of Section 320 (substantial property transactions involving directors, etc.), 322 (liability arising from contravention of Section 320), or 330 (general restrictions on loans, etc. to directors and persons connected with them) of the Companies Act may apply.

4.7 None of the Vendors, officers or Directors, nor any person being a Connected Person in relation to any Vendor has any direct or indirect interest with any business which has a


                                      4A.4
         close trading relationship with that of the Company or which is or is likely to become competitive with the business of the Company.

4.8 There are no outstanding arrangements or understandings (whether legally binding or not) between the Company and any person who is a shareholder (or the beneficial owner of any interest in the Company or in any company in which the Company is interested), or any person who is a Connected Person of any such person, relating to the management of the Company's business, or the appointment or removal of the Directors, or the ownership or transfer of ownership, or the letting of any of the assets of the Company, or the provision, supply, purchase or finance of goods, services or other facilities to, by or from the Company or otherwise howsoever in relation to the Company's affairs.

4.9 The Company is not and has not agreed to become bound by any debenture or guarantee or contract for indemnity or suretyship or any like undertaking and there is not now outstanding any guarantee or contract for indemnity or suretyship or like undertaking given for the accommodation of or in respect of any obligation on the part of the Company.

4.10 No person is entitled to receive from the Company any finders' fee, brokerage or commission in connection with the sale of the Shares to the Purchaser.

5        ASSETS (OTHER THAN THE PREMISES)
5.1 The Company was at the Accounting Date the owner with good title to all the assets included in the Accounts and now so owns and has in its possession and under its control all such assets (save for current assets subsequently disposed of in the ordinary course of its business) and all assets acquired by it after the Accounting Date and all such assets are the sole and absolute property of the Company free from any charge, lien, encumbrance or equity and no other person has or claims any rights in relation to such assets or any of them and in particular all such assets are free from any hire-purchase, leasing or rental agreement for payments on deferred terms or bill of sale.

5.2 In relation to any asset held by the Company which is the subject of any hire-purchase, conditional sale, chattel leasing or retention of title agreement or otherwise belonging to a third party, no event has occurred which entitles or which upon intervention or notice by any third party may entitle any such third party to repossess the asset concerned, or terminate the agreement, or any licence in respect of the same.

5.3 The stock in trade of the Company is in good condition and is capable of being sold by the Company in the ordinary course of business and its level of stock is reasonable having regard to current and anticipated demand.

5.4 The fixed and loose plant, machinery, furniture, fixtures, fittings, equipment, vehicles and other moveable assets used in connection with the business of the Company are not surplus to requirements and are in good repair and condition and satisfactory working order.





                                      4A.5

5.5 All information technology presently expected to be used by the Company or any Subsidiary on or following December 31, 1999 in the administration and the business operations of the Company or any Subsidiary, including, without limitation, in all products and services
         (i) provided by the Company or any Subsidiary whether to third parties or for internal use of (ii) to the best of the Company's knowledge after reasonable investigation, used in combination with any information technology of its clients, customers, suppliers or Vendors, accurately processes or will process date and time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the years 1999 and 2000 and the twentieth century and the twenty-first century, including leap year calculations and neither performance nor functionality of such technology will be affected by dates prior to, during and after the year 2000. Except as set forth on
         Schedule 4, Part A.1, neither the Company nor any Subsidiary has any obligation under warranty agreements, service agreements or otherwise to remedy any information technology defect relating to the year 2000.

5.6 The Company is not entitled to the benefit of any debt otherwise than as the original creditor and is not and has not agreed to become a party to any factoring or discounting arrangement.

5.7 So far as the Vendors are aware, none of the debts due as at the Accounting Date nor any debt which has subsequently become due to the Company (or any part of any such debt) will remain unpaid for more than three months after the Completion Date, and every invoice issued by the Company and debt outstanding is regarded by the Directors as fair and fully recoverable.

6        EMPLOYEES AND AGENTS
6.1 The names of all employees of the Company together with copies of all service contracts and contracts for services and full particulars of the current terms of employment (including, without limitation, names, job descriptions, annual salary rates and other compensation) of all officers, employees, consultants and agents of the Company have been Disclosed.

6.2 There is not now outstanding any contract of service or for services between the Company and any of its officers, employees, consultants or agents which is not determinable by the Company at any time on three months' notice or less without compensation (other than under the Employment Rights Act 1996) or any liability (other than for accrued salary, wages, commission or pension) on the part of the Company to or for the benefit of any person who is or has been an officer, employee, consultant or agent of the Company.

6.3 No present officer, employee, consultant or agent of the Company has given or received notice terminating his employment or appointment and no such officer, employee, consultant or agent is entitled nor (so far as any of the Vendors is aware) intends or is likely as a result of this Agreement or Completion or otherwise to terminate his employment or appointment with the Company.


                                      4A.6

6.4 Full particulars have been Disclosed of all loans and other benefits enjoyed by any officer, employee, consultant or agent of the Company in relation to the affairs of the Company and of all contracts, transactions and arrangements made or entered into by the Company and to which any of Sections 330 to 338 of the Companies Act applies.

6.5 The Company is not under any legal liability or obligation to pay bonuses, pensions, gratuities, superannuation, allowances or the like to any of its past or present officers or employees or their dependants nor is it a party to any arrangement or promise to make or in the habit of making ex gratia or voluntary payments by way of bonus, pension, gratuity, superannuation, allowance or the like to any such persons and there are no schemes or arrangements for payment of retirement pension or death benefit or similar schemes or arrangements in operation or contemplated in relation to the Company.

6.6 Save to the extent (if any) to which provision or allowance has been made in the Accounts, no liability has been incurred by the Company to make any redundancy payments or any protective awards or to pay damages or compensation for wrongful or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee and no gratuitous payment has been made or promised by the Company in connection with the actual or proposed termination or suspension of employment or variation of any contract of employment of any present or former director or employee.

6.7 The Company has not and is not obliged to recognise any trade union or association of trade unions or works council, staff association or any other organisation of employees in respect of its employees or any of them.

7        INSURANCE
7.1 Full particulars of all the Company's insurances have been Disclosed. Such insurances are sufficient for compliance by the Company with all requirements of law and all material agreements to which the Company is a party. Each insurable asset of the Company is insured to its full replacement value (with no provision for deduction or excess against each risk normally insured against by a person operating the types of business operated by the Company. There are no outstanding claims or circumstances likely to give rise to a claim thereunder and nothing has been done or omitted to be done which has made or could make any policy of insurance void or voidable or whereby the premiums are likely to be increased.

7.2 None of the said policies is subject to any special or unusual terms or restrictions or to the payment of any premium in excess of the normal rate.

7.3 The Company does not have any claim pending against any of the insurance carriers under any insurance policies.

8        BANKING FACILITIES
         There are no overdrafts, loans or other financial facilities outstanding or available to the Company other than the KCC Loan. All of the Company's bank and deposit accounts


                                      4A.7
         have been Disclosed and so far as the Vendors are aware, none of the Vendors or the Company has done or omitted to do anything whereby the continuance of any such facilities in full force and effect might be materially adversely affected or prejudiced.

9        DEFECTIVE AND UNSAFE PRODUCTS/SERVICES
9.1 There are no outstanding claims against the Company in respect of defects in quality or delays in delivery or completion of contracts or deficiencies of design or performance of products or equipment or otherwise relating to liability for goods or services supplied or to be supplied by the Company and so far as the Vendors are aware no such claims are threatened or anticipated.

9.2 The Company has no knowledge that any goods or products for which the Company has responsibility under Section 2 of the Consumer Protection Act 1987 ("CPA") or for which the Company assumes responsibility under any contract of indemnity or otherwise is defective within the meaning of Section 3 of the CPA or that the Company supplies or possesses for supply any goods or products which are in breach of the general safety requirement provided by Section 10 of the CPA.

10       LITIGATION
10.1 Neither the Company nor any person for whose acts or omissions it may be vicariously liable is engaged in or subject to any civil, criminal, arbitration, administrative or other proceedings or investigations and, as far as any of the Vendors are aware, there are no such proceedings pending or threatened by or against the Company or against any such person and so far as the Vendors are aware there are no facts or circumstances likely to give rise to any such proceedings.

10.2 There is no outstanding judgment, order, decree, arbitral award or decision of a court, tribunal or governmental agency in any jurisdiction against the Company or a person for whose acts or defaults the Company may be vicariously liable.

10.3 The Company has conducted its business and dealt with its assets in all material respects in accordance with all applicable legal and administrative requirements in any jurisdiction.

11       INSOLVENCY
11.1 None of the Vendors is insolvent or has proposed a compromise of his creditors generally and no order has been made, or petition presented, or resolution passed for the winding-up of the Company and there is not outstanding:-
         11.1.1   any petition or order for the winding-up of the Company;
         11.1.2 any appointment of a receiver over the whole or any part of the undertaking or assets of the Company;
         11.1.3   any petition or order for the administration of the Company;
         11.1.4 any voluntary arrangement between the Company and any of its creditors;
         11.1.5 any distress or execution or other process levied in respect of the Company, which remains undischarged; or
         11.1.6 any unfulfilled or unsatisfied judgment or court order against the Company.



                                      4A.8

11.2 The Company is not deemed unable to pay its debts within the meaning of Section123 of the Insolvency Act 1986.

11.3 No action is being taken by the Registrar of Companies to strike the Company off the register under Section 652 of the Act.

12       LICENCES, ENVIRONMENTAL AND HEALTH AND SAFETY COMPLIANCE
12.1 All necessary licences, consents, permits and authorities (public and private) have been obtained by the Company to enable the Company to carry on its business effectively in the places and in the manner in which such business is now carried on and all such licences, consents, permits and authorities are valid and subsisting and none of the Vendors is aware of any reason why any of them should be suspended, cancelled or revoked or should not be renewed upon the expiry of their existing term.

12.2 No consents, approvals, orders or authorisations of or filings or registrations with any court, administrative agency or commission or other governmental authority or with any third party are necessary with respect to the Company or any of the Vendors in connection with the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby.

12.3 So far as the Vendors are aware, the Company complies and has complied at all times with all material conditions, limitations, obligations, prohibitions and requirements contained in or imposed by any Environmental Law and there are no facts or circumstances which may give rise to any liability under Environmental Law. For the purposes of this Warranty, "Environmental Law" means all applicable statutes, statutory instruments, common law, treaties, regulations, directives, codes of practice, circulars, guidance notes and the like and other measures imposed by any relevant body to which the Company or the Premises is or has been subject which relate to the pollution or protection of the Environment or the protection of the health of humans, animals or plants.

12.4 So far as the Vendors are aware, the Company has complied and continues to comply with all material conditions, limitations, obligations, prohibitions and requirements contained in any Health and Safety Legislation and there are no facts or circumstances which may lead to any breach of any Health and Safety Legislation. For the purposes of this Warranty, "Health and Safety Legislation" means all applicable statutes, statutory instruments, common law, treaties, regulations, directives, codes of practice, guidance notes including (but without limitation) the Fire Precautions Act 1971, the Health and Safety at Work etc. Act 1974, the Management of Health and Safety at Work Regulations 1992 and the Workplace (Health Safety & Welfare) Regulations 1992 concerning the health and safety of those who work for the Company, whether as employees or otherwise, visit the Premises or are in any way affected by the undertaking of the Company or by persons working for the Company.



                                      4A.9

13       CHARGES
13.1 No charge in favour of the Company is void or voidable for want of registration.

13.2 No event has occurred causing, or which upon intervention or notice by any third party may cause, any floating charge created by the Company to crystallise or any charge created by it to become enforceable nor has any such crystallisation occurred or is such enforcement in process.

14       DIRECTORS AND OFFICERS
14.1 The Directors are the only directors of the Company and no person is a shadow director (within the meaning of Section 741 of the Companies
         Act) of the Company.

14.2 No officer or Director of the Company is subject to any of the disqualification provisions of Rule 505(b)(iii) under the Securitisation Act 1993 or any other such proceedings nor is threatened with any of the above.

15       CUSTOMS
         The Company has acted with reasonable care to properly value and classify, in accordance with applicable tariff laws, rules and regulations, all goods that Company the imports or exports into or out of the United Kingdom (the "Goods"). To Company's knowledge, there are currently no material claims pending against the Company by the U.K. Customs Service (or other foreign customs authorities) relating to the valuation, classification or marketing of the Goods.

16       CAPITAL OF THE COMPANY
16.1 The authorised and issued share capital of the Company is as set out in Schedule 2.

16.2 The Trustee Vendors are the legal owners and registered holders of the Shares sold by them hereunder, and the Trustee Vendors hold such shares in trust solely for the benefit of the beneficiaries of the trust of which they serve as trustees. The remaining Vendors are the legal and beneficial owners and registered holders of the Shares sold by them hereunder. All such shares which have been issued in proper legal form and are fully paid or credited as fully paid, and each of the Vendors is entitled to sell such of the Shares as are set out opposite his name in Column 2 of Schedule 1 free from all claims, charges, liens, encumbrances, equities, pre-emption rights and adverse rights of any description and together with all rights attached or accruing thereto as at and from the Accounting Date.

16.3 There is not now outstanding any loan capital of the Company nor any agreement, arrangement or option under which any person may now or at any time hereafter call for the creation, allotment, issue, sale or transfer of any loan or share capital of the Company or require any loan or share capital of the Company to be put under option.

16.4 Full particulars have been disclosed in respect of the Company's direct or indirect ownership, control, shares or interest in any other company, partnership, joint venture, business, trust, association or other venture or entity and anything in respect thereof


                                     4A.10
         which is or may be materially adverse to the current or future trading or financial position of the Company.

17       MAJOR CUSTOMERS
         There has been no termination or cancellation of any relationship between the Company and any of its top 20 customers (by revenue generated from such customers).

18       EFFECT OF AGREEMENT
         So far as the Vendors are aware there are no material contracts or arrangements, mortgages, security interests, pledges, charges or other material rights or obligations (whether written or oral) to which the Company is a party which will by their terms be determinable cancelled or the performance of any obligation accelerated as a result of the provisions of this Agreement or which will or may be terminated by completion of this Agreement.


                                     4A.11

                                   SCHEDULE 4

                                    PART A.1

              WARRANTY AND SERVICE AGREEMENTS RELATING TO YEAR 2000



                                      NONE.




                                     4A.1.1

                                   SCHEDULE 4

                                     PART B

                           WARRANTIES RELATING TO TAX

DEFINITIONS:
In this Schedule, defined terms have the same meaning as in the Tax Deed (Schedule 5) and:

"CAA"             means the Capital Allowances Act 1990;

"Group"           means the group comprising the Company and KNS Limited;

"TCGA"            means the Taxation of Chargeable Gains Act 1992;

"VATA"            means the Value Added Tax Act 1994.

1.       ADMINISTRATION AND RETURNS
1.1      Provision
         The Company has no liability for Tax (whether actual, deferred or contingent) in respect of any financial period down to and including the Accounting Date or referable to profits (including income and gains) made or deemed to have been made on or before the Accounting Date which has not been provided for or disclosed in the Accounts.

1.2      Payment of Tax
         The Company has duly paid all tax which it has become liable to pay and has not in the six years ending on the date of this Agreement been liable to pay a penalty, surcharge, fine or interest in connection with Tax or the submission or failure to submit any returns.


                                      4B.1

1.3      Interest/Penalties
         The Company is under no liability to pay any interest, penalty, fine or default surcharge in connection with any Tax nor to the best of its knowledge information and belief as at Completion is any such liability likely to arise.

1.4      Returns
         The Company has properly and duly made all returns and supplied all notices, accounts, computations and information for the purposes of Tax required to have been made or supplied to any Tax Authority.

1.5      Disputes
         None of the aforementioned returns, notices, accounts and information has been or to the best of its knowledge information and belief as at Completion is likely to be disputed by any Tax Authority or to the best of its knowledge information and belief as at Completion will give rise to any disallowance of relief, allowance, deduction or credit or any assessment (including any claim for any penalty, interest, surcharge or fine).

1.6      Investigations
         The Company's affairs have not been and are not to the best of its knowledge information and belief as at Completion likely to be the subject of any dispute, investigation or discovery by or with any Tax Authority.

1.7      Claims and Elections
         All claims, disclaimers, elections, appeals or applications which the Company has made or is entitled to make in respect of Tax have been Disclosed and the particulars thereof are sufficient to enable the Purchaser to procure that any time limit to such entitlement expiring within six months of Completion can be met.

1.8      Clearances and Consents
         1.8.1 All clearances or consents relating to Tax (including for the avoidance of doubt clearances made pursuant to Section 765 of the Taxes Act) obtained by or on




                                      4B.2
                  behalf of the Company have been properly obtained on the basis of full and accurate disclosure to the relevant Tax Authority of all material facts and circumstances; any transaction for which such consent or clearance was obtained has been carried out in accordance with the terms of the relevant application and consent or clearance; and any such consent or clearance was and remains valid and effective.
         1.8.2 All agreements, concessions or other arrangements which are not based on a strict application of the relevant legislation (whether formal or informal) currently subsisting which have been made with or by any Tax Authority have been Disclosed.

1.9      Collection and Deduction of Tax
         1.9.1 The Company has complied in all respects with the following provisions of the Taxes Act and other legislation and all regulations made under any of those provisions:

                  (a) Section 43 (payments of rent to a non-resident landlord);

                  (b) Section 123 and Schedule 3 (collection of foreign dividends on behalf of a UK resident);

                  (c) Section 339 (deduction of tax from donations to a charity);

                  (d) Sections 349 and 350 (deduction of tax from interest and annual payments);

                  (e)    Section 524 (deduction of tax from patent receipts);

                  (f)    Section 536 (deductions of tax from royalties);

                  (g) Sections 555 to 558 (deduction of tax from payments to entertainers and sportsmen);

                  (h) Sections 559 to 567 (deduction of tax from payments to sub-contractors in the construction industry);

                  (i)    Section 582 (deduction of tax from funding bonds);

                  (j) Section 732 (deduction of tax by dealers in securities buying securities cum interest);

                  (k) Section 737 (deduction of tax where dividends manufactured);





                                      4B.3

                  (l) Section 777 (deduction of tax following a Section 776 transaction in land); and

         1.9.2. The Company has properly accounted for all such deductions and retentions required of it by virtue of the above provisions.
         1.9.3. Save to the extent excepted by paragraph 12.2 of Part B of this Schedule 4, all interest, annual payments and other sums of an income nature paid during or in respect of the six years ending on Completion or which the Company is under an obligation to pay in the future are to the best of its knowledge, information and belief as at Completion wholly allowable as deductions or charges on income in computing profits for the purposes of corporation tax.

2.       ANTI-AVOIDANCE
2.1 The Company has not at any time entered into any transaction, series of transactions, schemes or arrangements of which the main purpose, or one of the main purposes, was the avoidance of, or a reduction in liability to, Tax and the Company has not at any time entered into a transaction the main purpose of which was a commercial purpose but into which a step or a series of steps have been inserted with a view to the avoidance of, or a reduction in, or the mitigation of, or the deferral of a liability to Tax, and, without prejudice to the generality of the foregoing, to which any of the following provisions of the Taxes Act could apply:

         2.1.1 Sections 35 and 36 (assignment of lease granted at undervalue; sale with right to conveyance);

         2.1.2 Section 56 (transactions in deposits with and without certificates or in debts);

         2.1.3    Section 116 (arrangements for transferring relief);

         2.1.4    Section 240 (surrender of advance corporation tax);

         2.1.5 Section 341 (payments of interest etc between related companies);

         2.1.6    Section 395 (leasing contracts and company reconstructions);

         2.1.7 Section 399 (dealings in commodity futures etc; withdrawal of loss relief);

         2.1.8 Section 410 (arrangements for transfer of company to another group or consortium);




                                      4B.4

         2.1.9 Sections 729 and 730 (sale and repurchase of securities; transfers of income arising on securities);

         2.1.10   Sections 731 to 735 (purchase and sale of securities);

         2.1.11 Section 736 and Section 737 (miscellaneous provisions relating to securities);

         2.1.12 Section 774 (transactions between dealing company and associated company);

         2.1.13   Section 779 (sale and lease-back; limitation on tax relief);

         2.1.14   Section 781 (assets leased to traders and others);

         2.1.15   Section 786 (transactions associated with loans or credit);

         2.1.16 Sections 22, 42, 75 or 142 of the CAA (capital allowances: effect of sales between connected persons, sale and lease-back etc);

         2.1.17 Section 106 of the TCGA (disposals of shares and securities within prescribed period of acquisition); and

         2.1.18   Sections 29 to 34 of the TCGA (value shifting).

2.2 The Company has not been a party to any transaction to which any of the following provisions have been, or could be, applied, other than where all necessary consents or clearances have been obtained:

         2.2.1 Sections 703 to 709 (inclusive) of the Taxes Act (cancellation of tax advantages from certain transactions in securities);

         2.2.2 Sections 765 to 767 (inclusive) of the Taxes Act (migration etc. of companies);

         2.2.3 Section 776 of the Taxes Act (transactions in land; taxation of capital gains); and

         2.2.4 Sections 135 to 139 (inclusive) of the TCGA (company reconstructions and amalgamations) in respect of or to any transaction which the Company could be liable to Tax as a result of the principles enunciated by the House of Lords in the line of cases including Furniss v Dawson, Craven v White and McGuckian v IRC.

3.       CAPITAL ALLOWANCES
3.1 The Company has made no claim for capital allowances under the provisions of the CAA or Sections 520 to 533 (inclusive) of the Taxes Act.




                                      4B.5

3.2 The Vendor is not aware of any circumstances as to why the capital expenditure on which capital allowances have been claimed should not continue to attract capital allowances either under the Taxes Act or the CAA.

3.3 Details of capital allowances claimed in each of the last six years, analysed as to industrial buildings allowances, first year allowances and writing down allowances in respect of machinery and plant, patents and know-how have been Disclosed.

3.4 All capital allowances made or to be made to the Company in respect of capital expenditure incurred prior to Completion have been made in taxing its trade.

3.5 Since the Accounting Date the Company has not done or omitted to do or agreed to do or permitted to be done any act as a result of which there may be a balancing charge under Sections 4, 24, 100 or 129 of the CAA, or a withdrawal of first year allowances or recovery of excess relief under Sections 46 and 47 of the CAA.

3.6 The Company has not made any election under Section 37 of the CAA nor has it or could it be taken to have made such an election under sub-Section 8(c) thereof (election for assets to be treated as short-life assets).

3.7 The Company has not incurred any capital expenditure on the provision of machinery or plant for leasing under Chapter V of Part II of the CAA.

3.8 No balancing charge under the CAA would arise on the disposal of any asset or the assets of the Company taken as a whole if each of the assets were disposed of for a consideration equal to its book value in or adopted for the purposes of the Accounts (and for the purposes of this warranty "asset" shall be taken to include each and every part of such asset).






                                      4B.6

4.       CLOSE COMPANIES
4.1 The Company is not and has never been a close company within the meaning of Section 414 of the Taxes Act (close companies).

4.2 The Company has not made any distribution prior to Completion within the meaning of Section 418 of the Taxes Act ("distribution" to include certain expenses of close companies).

4.3 The Company is not and has never been a close investment holding company within the meaning of Section 13A of the Taxes Act.

4.4      The Company has not made any loans or advances within the meaning of
         Section 419 (as extended by Section 422) of the Taxes Act (loans to participators etc).

4.5 No transfer of value (as defined in Section 3 of the Inheritance Tax Act 1984) has ever been made by the Company so that the provisions of
         Section 94 of the Inheritance Tax Act 1984 (charge on participators) could not apply.

5.       CORPORATION TAX ON CHARGEABLE GAINS
5.1 The Company has not made nor has it been entitled to make any claim under any of the following provisions of the TCGA:

         5.1.1 Section 23 (compensation and insurance proceeds applied to replace or restore asset);

         5.1.2 Section 24(2) (assets lost or destroyed or whose value becomes negligible);

         5.1.3 Sections 48 and 280 (consideration due after time of disposal);

         5.1.4 Sections 247 (roll-over relief on compulsory acquisition of land);

         5.1.5    Sections 152 to 154 (roll-over relief on business assets);

         5.1.6    Section 161(3) (appropriation to trading stock); and

         5.1.7    Sections 253 or 254.





                                      4B.7

5.2 The book value of each asset of the Company as shown in or adopted for the purposes of the Accounts is such that if an asset were disposed of at Completion for a consideration or deemed consideration equal to its book value no liability to Tax would be incurred and for this purpose any relief or allowance available to the Company, other than amounts to be deducted in calculating the amount liable to Tax, shall be disregarded.

5.3 No assessment has been postponed under Section 279 of the TCGA (delayed remittance of capital gain on disposal of a foreign asset).

5.4 The Company has not disposed of or acquired any asset in circumstances such that Section 17 of the TCGA could apply (disposals and acquisitions treated as made at market value).

5.5 The Company has not been entitled to a capital loss to which Section 18(3) and (4) of the TCGA is applicable (disposals to a connected person).

5.6 The Company has not acquired shares as a "new holding" within the meaning of Sections 126 to 130 of the TCGA (inclusive), as extended by Sections 132, 135 and 136 of the TCGA.

5.7 No gain chargeable to corporation tax will accrue to the Company on the disposal of any debt owed to the Company.

5.8 No loss which may accrue on the disposal by the Company of any asset is liable to be reduced by virtue of any depreciatory transaction within the meaning of Section 176 of the TCGA (transactions in a group) or
         Section 177 of the TCGA (dividend stripping).

5.9 The Company has not engaged in any transactions which may hereafter result in an adjustment being made under Sections 29, 30, 31, 32, 33 or 34 of the TCGA of the consideration received on any future disposal (value shifting).




                                      4B.8

5.10     The Company has not taken part in any transaction in respect of which
         Section 176 of the TCGA could apply to reduce any allowable loss.

5.11 Full details of all assets currently owned by the Company in relation to which a charge to Tax might at any time within the next six years arise under Sections 178-181 (inclusive) of the TCGA (company ceasing to be member of a group) on the sale of any company which is at the date of this Agreement a subsidiary of the Company are (together with the current allowable expenditure in relation to each of such assets) Disclosed.

5.12 The Company has not been assessed and no event has occurred as a result of which the Company is or could be liable to be assessed to corporation tax under Section 190 of the TCGA (tax on one member recoverable from another).

5.13 The Company has not acquired benefits under any policy of assurance which would on disposal give rise to a chargeable gain under Section 210 of the TCGA (disposals by a person other than the original beneficial owner).

5.14 The Company has not received any assets by way of gift and as mentioned in Section 282 of the TCGA (recovery of tax from donee).

5.15 The Company is not nor has it been a shareholder in a company which has made a transfer as mentioned in Section 125 of the TCGA (close company transferring assets at an undervalue).

5.16 The Company has not made any claim or election under Section 187 of the TCGA (postponement of gains relating to foreign trades).

5.17     The Company does not own any assets which are wasting assets within
         Section 44 of the TCGA and which do not qualify for capital allowances.






                                      4B.9

6.       LOANS
6.1 The Company is not a party to any loan relationship within the meaning of Section 81 of the Finance Act 1996.

6.2 The Company is not and has not been a party to any loan relationship in circumstances where the debt has become a bad debt, has been or could be estimated to be bad or has been released so that paragraphs 5 or 6 of Schedule 9 of the Finance Act 1996 could apply.

7.       DISTRIBUTIONS
7.1 The Company has not made any distributions within the meaning of Sections 209 and 210 of the Taxes Act except for dividends shown in its audited accounts nor is the Company bound to make any such distributions.

7.2 The Company has not issued any security within the meaning of Section 254 of the Taxes Act the interest or other consideration given in respect of which falls to be taxed under Section 209.

7.3 The Company has not redeemed, repaid or purchased any of its own shares or agreed to redeem, repay or purchase any of its own shares or converted or agreed to convert its share capital or capitalised or agreed to capitalise in the form of redeemable shares or debentures any profits or reserves of any class or description.

7.4 The Company has not been a party to an exempt distribution within the meaning of Sections 213 to 218 (inclusive) of the Taxes Act within the last six year (demergers - exempt distributions).

7.5      The Company has not issued any share capital to which the provisions of
         Section 249 of the Taxes Act (stock dividends treated as income) could apply nor does it own any such share capital (shares carrying the right to bonus share capital).





                                      4B.10

8.       EMPLOYMENT TAXES
8.1 The Company has duly paid and accounted for all sums payable to the Inland Revenue in respect of income assessable to income tax under Schedule E (including any sums payable in respect of benefits provided to the Company's Directors, employees or former employees) and has complied with all its reporting obligations in connection with all payments to and benefits provided for the Company's Directors, employees and former employees.

8.2 The Company has duly paid and accounted for all National Insurance contributions required of it under the provisions of the Social Security Contributions and Benefits Act 1992 and regulations made thereunder.

8.3      Up to the date hereof the Company has correctly operated:-
         8.3.1 a statutory sick pay scheme in accordance with the provisions of the Social Security Contributions and Benefits Act 1992 and the regulations made thereunder;
         8.3.2 a statutory maternity pay scheme in accordance with the provisions of the Social Security Contributions and Benefits Act 1992 and the regulations made thereunder.

8.4 No PAYE audit has been made in respect of the Company by the Inland Revenue and no notice has been given that any such audit will or may be made.

8.5 The Company is not and has not been a party to any arrangement which has been, is being or may be challenged as being an abnormal pay practice under regulation 21 of the Social Security (Contributions) Regulations (SI 1979/591).

9.       FOREIGN MATTERS
9.1 The Company is and has at all times been resident in the United Kingdom for Tax purposes.



                                      4B.11

9.2 The Company is not regarded and has never fallen to be treated for the purposes of any double taxation relief arrangements as resident in a territory outside of the United Kingdom and is not liable to tax on capital gains arising on disposals of assets of descriptions specified in any such arrangements nor is the Vendor aware of any circumstances as to why this would be the case.

9.3 The Company has not carried out any transaction prohibited by Section 765 of the Taxes Act (migration of companies).

9.4 The Company has not carried out any transaction to which Section 765A of the Taxes Act applies (movement of capital between residents of the European Community).

9.5 The Company is not a person to whom Section 132(2) of the Finance Act 1988 or Section 191(2) of the TCGA applies (liability of other persons for unpaid tax of migrating companies:
         non-payment of tax by non-resident companies).

9.6 The Company has not transferred a trade carried on by it outside the United Kingdom through a branch or agency to a company not resident in the United Kingdom in circumstances such that a chargeable gain may be deemed to arise at a date after the transfer under Section 140 of the TCGA (postponement of charge on transfer to a non-resident company).

9.7 The Company does not hold shares in a company which is not resident in the United Kingdom and which would be a close company if it were resident in the United Kingdom in circumstances such that a chargeable gain accruing to the company not resident in the United Kingdom could be apportioned to the Company pursuant to Section 13 of the TCGA.

9.8 The Company has not carried out nor been engaged in any transactions to which the provisions of Section 770 of the Taxes Act (as extended by Section 773 of the Taxes Act)



                                      4B.12

         (transactions at an undervalue) or Schedule 28AA (transfer pricing) have been or may be applied.

9.9 The Company has not received notice of a direction under Section 747 of the Taxes Act (imputations of chargeable profits of controlled foreign companies) and no circumstances exist which would entitle the Inland Revenue to make such a direction and apportion any profits of a controlled foreign company to the Company.

9.10     The Company has no material interest in:
         9.10.1   an offshore fund; or
         9.10.2 a UK resident company or a unit trust scheme the trustees of which are resident in the United Kingdom;
         any of which is or has at any material time been a non-qualifying offshore fund for the purposes of Sections 757 to 764 (inclusive) of and Schedules 27 and 28 to the Taxes Act.

9.11 The Company is not a dual resident investment company within the meaning of Section 404 of the Taxes Act.

9.12 The Company is not liable to be assessed to Tax under Sections 126 to 130 of the Finance Act 1995.

10.      INHERITANCE TAX
10.1 No circumstances exist whereby any power within Section 212 of the Inheritance Tax Act 1984 (powers to raise tax) could be exercised in relation to any shares, securities or other assets of the Company.

10.2 There is no Inland Revenue charge outstanding for unpaid inheritance tax as provided by Sections 237 and 238 of the Inheritance Tax Act 1984 (Inland Revenue charge for unpaid tax) over any asset of the Company or in relation to any shares in the capital of the Company.



                                      4B.13

11.      LOSSES AND RELIEFS
11.1 There has been no change in the ownership of the Company or major change in the nature or conduct of a trade or business carried on by the Company and no event or series of events which might cause the disallowance of the carry forward of losses or excess charges under the provisions of Section 768 of the Taxes Act or the disallowance of the carry forward, set-off or surrender of advance corporation tax under the provisions of Sections 245, 245A or 245B of the Taxes Act (change of ownership of company; calculation and treatment of advance corporation tax) or restrictions on the set off of pre-entry losses under Schedule 7A of the TCGA.

11.2 The Company has not surrendered or claimed any amount by way of group relief under the provisions of Sections 402 to 413 (inclusive) of the Taxes Act (group relief) or under the provisions of Section 240 of the Taxes Act (surrender of advance corporation tax).

12.      MATTERS SINCE THE ACCOUNTING DATE
         Since the Accounting Date:
12.1 no Event has occurred which has given rise or may give rise to a Tax liability on the Company other than transactions entered into in the ordinary course of business; and

12.2 the Company has not made any payment either alone or in aggregate with any other payments of a similar nature which exceed (pound) 10,000 which will not be deductible for the purposes of corporation tax in computing the taxable profits of the Company.

13.      STAMP DUTY AND STAMP DUTY RESERVE TAX
13.1 All documents which are required to be stamped and which are in the possession or under control of the Company or to which the Company is a party have been properly stamped and the appropriate stamp duty has been paid and there is no liability for any interest or penalty in respect of such duty and no such documents which are outside the United Kingdom would attract stamp duty if they were brought into the United Kingdom and no documents are presently subject to adjudication of claims for exemption or relief.




                                      4B.14

13.2 Within the period of five years ending on today's date the Company has not made any claim for relief or exemption from stamp duty or Section 42 of the Finance Act 1930.

13.3 The Company has not had transferred to it chargeable securities (as defined in Section 99 of the Finance Act 1986) in circumstances which have given rise to or which may give rise to a liability for Stamp Duty Reserve Tax nor are there any other circumstances in which the Company may have a liability for Stamp Duty Reserve Tax.

14.      VALUE ADDED TAX AND IMPORT DUTIES
14.1 The Company is a registered taxable person for the purposes of VAT and has been duly registered at all times that it has been required to be registered.

14.2 The Company has at all times issued correct tax invoices to all persons properly requiring the same in respect of its taxable supplies either by way of goods or of services and has likewise requested and received all appropriate tax invoices from its suppliers and others and has kept all necessary records and documents required to complete and verify its quarterly VAT returns.

14.3 The Company has in all other respects complied with the VAT legislation and all regulations, notices, orders, provisions, directions and conditions relating to VAT.

14.4 The Company is not in arrears with any payments or returns under such legislation or liable to any abnormal or non-routine payment or any forfeiture, penalty, interest or surcharge or to the operation of a penalty, interest or surcharge provisions contained therein.

14.5 The Company is not and has never been partially exempt for VAT purposes.

14.6 The Company has never been required by the Commissioners of HM Customs and Excise to give security.




                                      4B.15

14.7 There is not, nor has there at any time been, in force a group or similar election for VAT purposes in relation to the Company and the Company has not been the subject of an application for group registration.

14.8 The Company is not and will not become for VAT as agent, manager or factor (for the purposes of Section 47 of the VATA) nor as VAT representative (for the purposes of Section 48 of the VATA) of any person who is not resident in the United Kingdom.

14.9 Full particulars of any claim for bad debt relief made or which may be made by the Company under Part XIX of the Value Added Tax Regulations 1995 (SI 1995/2518) have been Disclosed.

14.10 The Company has not received a surcharge liability notice under Section 59 of the VATA (default surcharge) or a penalty liability notice under
         Section 64 of the VAT Act 1994 (persistent misdeclaration resulting in understatements or overclaims).

14.11 The Company and each relevant associate of the Company (within the meaning of paragraph 3(7) of Schedule 10 to the VAT Act 1994) have not and will not prior to Completion make an election under paragraph 2 of
         Schedule 10 to the VAT Act 1994 (election to waive exemption).

14.12 The Company is not and has not at any time been liable nor has it taken any action likely to make it liable to a self supply charge under paragraph 6 of Schedule 10 to the VAT Act 1994 (developers of certain non-residential buildings etc.)

14.13 No notice has been received by the Company and the Company is not aware of anything which indicates that the grant to the Company of any interest in or right over land or of any licence to occupy land is and will continue to be other than an exempt supply for VAT purposes.



                                      4B.16

14.14 The Company does not own any assets which are or could be subject to the Capital Goods Adjustment Scheme pursuant to Part XV Value Added Tax Regulations 1995 (SI 1995/2518).

14.15 The Company has complied in all respects with the Customs Legislation and has made and maintained at the date hereof full, complete, correct and up-to-date records and other documents appropriate or requisite for the purposes of such legislation, has made all customs declarations in accordance with the Customs Legislation, has at all times punctually paid and made all payments and returns required under the VAT legislation, has complied with the terms of any agreement reached with HM Customs and Excise and has and has never had any goods liable to forfeiture under Section 49 or penalties under Section 50 of the Customs and Excise Management Control Act 1979.

14.16 For the purposes of warranty 14.15 above "the Customs Legislation" means the Community Customs Code (EC Regulation 2913/92) and all regulations made or imposed thereunder and any other statutes or other provisions relating to import duties.

15.      GROUP PROVISIONS
15.1 The Company has never been a member of any group other than the Group for Tax purposes.

15.2 The Company is a member of the Group for the purposes of Section 402 of the Taxes Act and there are no arrangements in existence within the meaning of Section 410 of the Taxes Act which would preclude the Company from being a member of the Group.

15.3 The provisions of Section 413(7) and (8) of the Taxes Act as supplemented by the provisions of Schedule 18 to the Taxes Act have been complied with and the Vendor is not aware of any reason as to why they may apply to restrict group relief claimed.


                                      4B.17

15.4 Details of all claims and surrenders for group relief and of the surrender of advance corporation tax pursuant to Section 240 of the Taxes Act and refunds pursuant to Section 102 of the Finance Act 1989 have been Disclosed.

15.5 The Company has not made, nor is it liable to make any payment for the surrender of group relief or advance corporation tax.

15.6 All claims for the surrender of group relief and advance corporation tax were valid when made and have been or will be allowed by way of relief from corporation tax.

15.7 The Company does not own any asset which it has acquired from another company which was at the time a member of the Group and which owned that asset other than as trading stock within the meaning of Section 173 of the TCGA.

15.8 The Company has not ceased to be a member of a group of companies in circumstances in which a charge under Sections 178 and 179 of the TCGA has arisen.

15.9 The Company has made no claim under Section 175 of the TCGA (replacement of business assets by a member of a group).

15.10    There have been Disclosed copies of all elections made pursuant to
         Section 247 of the Taxes Act (claim to have dividends and interest paid gross) and all such elections were validly made and are now in force.

15.11 The Company has not paid any dividend without advance corporation tax or made any payment without deduction of income tax in the circumstances specified in Section 247(6)(b) of the Taxes Act.

15.12 The provisions of Sections 245A and 245B of the Taxes Act have not and will not apply to any advance corporation tax which has been surrendered to the Company.



                                      4B.18

15.13 No shares owned by the Company are held as trading stock.




                                      4B.19

                                   SCHEDULE 4

                                     PART C

                               PROPERTY WARRANTIES

1. Save for the Leasehold Property, the Company does not own, use or occupy any other property.

2. The Leasehold Property is held by KCC under the Lease and KCC has the original Lease deed which constitutes a good and legally marketable title to the Leasehold Property.

3.       The Lease is an underlease.

4. Save in respect of the occupation of the Leasehold Property by the Company, the Vendors are not aware (having made reasonable inquiry) of any breach of the covenants and other obligations contained in the Lease or any documents supplemental thereto on the part of KCC or the Company.

5. All monies due to the landlord under the Lease have been paid as and when they become due and none have been commuted or waived.

6. All consents for the purpose of the Planning Acts and building regulations in the actual possession of the Vendors and relating to the Leasehold Property have been Disclosed.

7. The Vendors are not actually aware of any complaint or dispute with the Landlord and adjoining occupier or any local or other competent authority relating to the Leasehold Property or the Lease and are not aware of any circumstances which may give rise to such a complaint or dispute after the date hereof.



                                      4C.1

                                   SCHEDULE 4

                                     PART D

                        INTELLECTUAL PROPERTY WARRANTIES

1.       Definitions
         In this Part D of Schedule 4 and in Schedule 5:-

         "Confidential Information"     means all confidential information
                                        relating to the Company and/or its
                                        business, property, services,
                                        operations, management and
                                        administration, business and financial
                                        affairs and/or the sale or marketing of
                                        any of its products or services
                                        including (without limitation) customer
                                        names and lists, sales targets, sales
                                        statistics, market share statistics,
                                        market surveys and reports on research,
                                        information relating to future business
                                        development or planning, information
                                        relating to litigation or legal advice
                                        and in whatever form such information
                                        may be recorded and on whatever media;

         "Copyright Works"              means all works in which copyright or
                                        rights in the nature of copyright
                                        subsist including, without limitation,
                                        all manuals and other technical and
                                        organisational documentation, drawings,
                                        plans, blueprints, designs, design
                                        materials, models, computer software,
                                        data and information, and references to
                                        Copyright Works shall be construed as
                                        including references to each of the
                                        Copyright Works;

         "Intellectual Property"        means Patents, registered and
                                        unregistered trade marks, registered and unregistered service marks, registered designs, utility models (in each case for the full period thereof and all extensions and renewals thereof), applications for any of the foregoing and the right to apply for any of the foregoing in any part of the world, inventions, business names, trade names, brand names, Copyright Works and rights in the nature of copyright and design rights (the "Base Intellectual
                                        Property") and Confidential Information,
                                        Know-How, get-up and any similar rights
                                        situated in any country; and the benefit
                                        (subject to the burden) of any and all
                                        agreements, arrangements and licences in connection with any of the foregoing;





                                      4D.1

         "Know-How"                     means the body of knowledge, technical
                                        experience, expertise and skills,
                                        technical processes, secret processes,
                                        formulae and technical information held
                                        by the Company and relating to its
                                        business which is not in the public
                                        domain at the date of this Agreement;

         "Patents"                      means subsisting patents and all
                                        subsisting rights of a similar nature
                                        held in any part of the world and all
                                        applications for patents and re-issues
                                        of patents and divisions and
                                        continuations of applications for
                                        patents.

2.       Warranties
2.1 The Company owns or licenses from another person all the Intellectual Property necessary for its business as presently conducted without to the knowledge of the Company any conflict with or infringement of the valid rights of others and the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company, and the Company has not received any notice of infringement upon or conflict with the asserted rights of others.

2.2 The Company has disclosed a complete list of all Base Intellectual Property and all agreements related to and all agreements pursuant to which the Company licenses Intellectual Property from or to a third party.

2.3 All Intellectual Property owned by the Company is owned free and clear of all liens, encumbrances, restrictions and, to its knowledge, adverse claims.

2.4 All Intellectual Property licensed by the Company is the subject of a license agreement which is legal, valid, binding and enforceable and in full force and effect.

2.5 The consummation of the transactions contemplated hereby will not result in the termination or impairment of the Company's ownership of, or right to use, any Intellectual Property.

2.6 The Company has the right to use the Intellectual Property which it owns or licenses free and clear of any rights, liens, encumbrances or claims of others.

2.7 The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company (set out in such employee's contract of employment or implied by the general law) or that would conflict with the Company's business.









                                      4D.2

                                   SCHEDULE 4

                                     PART E

                               PENSIONS WARRANTIES

1.       PENSIONS

1.1      Definitions
         For the purposes of this paragraph:

         "COMPANY"                      means KNS Holdings Limited and KNS
                                        Limited;

         "DIRECTORS"                    means all the directors of KNS Limited
                                        and shall (where the context permits)
                                        include former directors of KNS Limited;

         "EMPLOYEES"                    means all the employees employed by KNS
                                        Limited at Completion and shall (where
                                        the context permits) include individuals formerly employed by KNS Limited;

         "PLAN" means the Kerridge Computer Company Limited Retirement Benefit Scheme with an effective date of 1 January 1981.

         Sole pension arrangement
1.2 Except under the Plan, the Company has no (nor contributes to any) agreement, arrangement or understanding (whether contractual, under trust or otherwise and whether or not legally enforceable) which exists for the provision of relevant benefits (as defined in Section 612 of the Taxes Act but as if the exception contained in that definition were included) in respect of the Employees or Directors or for any relative or dependant of any of the Employees or Directors in connection with which the Company is or may become legally or morally liable to make any payment.

1.3 Save for the Plan the Company has never participated in, or contributed to, any other pension scheme or arrangement (without limitation, including any personal pension plan as defined in the Taxes Act).

         Full benefit structure disclosed
1.4 Full details of the Plan have been given to the Purchaser in the form of copies of all Deeds and rules governing the Plan, the current booklet and any announcements to employees, all insurance policies and contracts, any undertakings and indemnities given to the Inland Revenue and all other relevant pension documents and the Plan is governed solely by the aforementioned Deeds and rules which have been properly and validly brought into effect. There is no obligation to provide benefits under the Plan other than as revealed in such documents and particulars.




                                      4E.1

         Inland Revenue
1.5 The Plan is an approved scheme for the purpose of Chapter I of Part XIV of the Taxes Act and so far as the Vendors are aware there is no matter which could lead to the withdrawal of that approval.

1.6      All taxes which have fallen due in relation to the Plan have been paid.

         Contributions
1.7 Employer and employee contributions to the Plan have been paid when they fall due. All contributions have been paid in accordance with the payments schedule (as required by, and defined in, Section 87 of the Pensions Act 1995).

1.8 All fees, charges and expenses of whatever nature with respect to the Plan have been paid and no services have been rendered for which an account or invoice has not been delivered.

         Discretions and Benefit Promises
1.9 No plan, proposal or intention to amend or exercise a discretion in relation to the Plan has been communicated to a member of the Plan.

1.10 No promise or guarantee (oral or written) has been made or given to any member of the Plan that any particular level or amount of benefits would be provided for and in respect of him under the Plan on his retirement, death or leaving service.

         Confirmation of membership
1.11 The Disclosure Letter contains a list of the employees who are contributing members of the Plan with full particulars in each case necessary to establish the current entitlements and the current contributions payable under the Plan for and in respect of the individual specified, and a list of all Employees and Directors who 'will become eligible to join the Plan upon the satisfaction of any conditions of eligibility.'

         Death in service benefits
1.12 All benefits payable on the death of an Employee are fully insured under a policy effected with an insurance company and each Employee has been covered for such insurance by such insurance company on its normal terms for persons in good health and all insurance premiums payable have been paid and no person has done or omitted to do anything which has or might render any such policies of insurances void or voidable.

         Litigation
1.13 No claim, action, suit or dispute (which include, without limitation, contact with OPRA or OPAS or the Pensions Ombudsman) has been made or threatened against the Company or the Plan trustees or administrator, or against any person whom the Company is or may be liable or indemnify or compensate, in connection with the Plan (other than routine claims for benefits) and there are no circumstances which may give rise to any such claim.






                                      4E.2

1.14 The Company has not given any indemnity to any person in connection with the Plan.

         No alterations to benefits payable
1.15 Prior to Completion the employer and employee contributions to the Plan, made in respect of any Employee or Director shall not be increased without the prior consent of the Purchaser.

1.16 No undertaking or assurance has been given to any of the Employees or Directors or former employees of the Company as to the continuance, introduction, increase or improvement of any retirement, death or disability benefits (whether or not there is any legal obligation to do so).

         Compliance
1.17 The Plan complies with, and has been administered in accordance with all applicable legal and administrative requirements (including, without limitation, Article 141 of the Treaty of Rome as it applies to the eligibility of an Employee to join the Plan and the benefits provided under the Plan and the Pensions Act 1995) and the trusts, powers and provisions of the Plan.

1.18 The Plan has been operated at all times in accordance with the documents constituting the same (as lawfully amended from time to time) and all applicable laws and, without limitation to the foregoing, all decisions made by the trustees and administrators of the Plan have been made in accordance with their powers and duties as the trustees or administrators respectively.

1.19 No part-time Employee or former Employee (whether part-time or not) has either:-

         (a)      been excluded from membership of the Plan; or

         (b) been provided with benefits under the Plan which are different from those provided for, or in respect of, full-time Employees or former Employees or do not comply with the requirements of
                  Article 141 of the Treaty of Rome.

         Transfers-in
1.20 The Plan has not accepted any transfer value from a pension arrangement ("the Paying Scheme") in respect of an Employee or former Employee where the Paying Scheme in relation to such transfer value did not comply with the requirements of Article 141 of the Treaty of Rome (which, for the avoidance of doubt, includes obligations in respect of part-timers).






                                      4E.3

                                   SCHEDULE 5


                             COMPLETION REQUIREMENTS

1.       OBLIGATIONS OF THE VENDORS

1.1      At Completion the Vendors shall deliver to the Purchaser:

         1.1.1 a certificate to the effect that the Vendors have complied in all respects with their obligations under this Agreement, and that the Vendors' Warranties remain true, complete and accurate in all respects and not outstanding as at the date of Completion save as Disclosed in the Disclosure Letter;

         1.1.2 a certificate, signed by the Chief Executive Officer and Chief Financial Officer of the Company and its Auditors, stating the amount by which the Company had repaid the KCC Loan since the date of the Management Accounts, the sources of such payments, effects on working capital and any amounts outstanding;

         1.1.3 the PSL and Centrix Agreement duly executed by the parties thereto;

         1.1.4 the Tax Deed duly executed under seal by the parties thereto (other than the Purchaser);

         1.1.5 the audited accounts of the Company for the year ended February 28, 1999;

         1.1.6 duly executed transfers of the Shares in favour of the Purchaser or its nominees and the share certificates in respect of the Shares, together with any power of attorney or other authority under which such transfers have been executed and an indemnity in the agreed form in relation to any missing certificates.

         1.1.7 a Deed of release executed by each of the Vendors in the agreed form releasing the Company from all claims (actual or contingent) which he has or may have or might thereafter have on account of or in relation to any act, matter, cause or thing down to and inclusive of the Completion Date;

         1.1.8 the statutory and other books duly written up to date, the Certificate of Incorporation, Certificate[s] of Incorporation on Change of Name and common seal of the Company;

         1.1.9 the title Deeds relating to the Premises and all insurance policies, premium receipts, maintenance contracts and other documents relating to the Premises;

         1.1.10 all books of account and other books and records and copies of the memorandum and articles of association of the Company;

         1.1.11 all documents of title, certificates, Deeds, licenses, agreements and other documents relating to the Company's Intellectual Property Rights and all manuals, drawings, plans, documents and other materials and media on which the Company's Know-How is recorded;

         1.1.12 the Employment Agreements duly executed by each of the Executives and at least 80% of the employees;

         1.1.13 the certificate and undertaking as to Regulation "S" in the form contained in Schedule 7 duly executed by each of the Vendors; and

         1.1.14   the Escrow Agreement executed by the Vendors.

1.2      At Completion the Vendors shall procure that:

                                      5.1

         1.2.1 a board meeting of the Company be held at which the Employment Agreements shall be approved and executed by the Executives and at least 80% of the other employees;

         1.2.2 all amounts owing to the Company by any of the Vendors or any of the Directors or any Connected Person in relation to the Vendors, the Directors or any of them shall be repaid in full; and

         1.2.3 all the papers, books, records (in whatever medium) and all other assets of the Company which are within the possession or under the control of the Vendors, the Directors or any of them, or any Connected Person of the Vendors the Directors of any of them are delivered to the Company.

2.       OBLIGATIONS OF THE PURCHASER

2.1      On Completion the Purchaser shall:

         2.1.1 deliver to the Vendors a certificate of the Purchaser to the effect that the Purchaser has completed in all respects with its obligations under this Agreement, and that the Purchaser Warranties remain true, complete and accurate in all respects and not outstanding at the date of Completion;

         2.1.2 deliver to the Vendors a counterpart of the Tax Deed duly executed by the Purchaser;

         2.1.3 deliver to the Vendors a counterpart of the Escrow Agreement duly executed by the Purchaser and the Escrow Agent;

         2.1.4 deliver to the Vendors the Loan Notes duly executed by the Purchaser;

         2.1.5 deliver to Kerridge Computer Company Limited a duly executed copy of the KCC Debenture;

         2.1.6    satisfy the cash consideration for the Shares as provided in
                  Section 3 of this Agreement by the delivery to the Vendors' solicitors by telegraphic transfer of the sum specified in
                  Section 3.1.1 of this Agreement;

         2.1.7 deliver the stock certificates in the names of the relevant Vendors in respect of the relevant Consideration Shares to the Escrow Agent;

         2.1.8 deliver to the Executives' Employment Agreements duly executed by the Purchaser or the Company.

3. To the extent that any documents referred to in this Schedule have been executed before Completion, they shall be deemed to have taken place at Completion in the order set out in this Schedule.


                                      5.2

                                   Schedule 6

                                    TAX DEED



DATE              20 DECEMBER 1999
----

PARTIES
-------

(1) THE PERSONS whose names and addresses are set out in the Schedule ("Covenantors"); and

(2) FUTURELINK CORP., a corporation incorporated under the laws of the State of Delaware, whose principal place of business is at 6 Morgan, Suite 100, Irvine, California 92618 ("Purchaser").

RECITAL
-------

Pursuant to an agreement of today's date the Purchaser has today completed the purchase of the whole of the issued share capital of KNS Holdings Limited in reliance (inter alia) upon the undertaking of the Covenantors to enter into this Deed and the undertakings and covenants by the Covenantors hereinafter contained.

NOW THIS DEED WITNESSES as follows:
-----------------------

1.       DEFINITIONS AND INTERPRETATION
         ------------------------------
1.1      Definitions
         -----------

         In this Deed (including the Schedule):

                                       6.1

       "Accounts"                  means the audited consolidated profit and
                                   loss account and balance sheet of the Company
                                   (including the Subsidiary) as at the
                                   Accounting Date;

       "Accounting Date"           means 28 February 1999;

       "Agreement"                 means the agreement of today's date between
                                   the Covenantors, and the Purchaser for the sale and purchase of the Shares;

       "Claim" includes any claim, assessment, notice, demand, letter, direction, order, counterclaim or other document issued or made, or action taken by or on behalf of any Tax Authority (including any action deemed to be a self-assessment) by virtue of which the Company has, or is alleged to have, a liability to Tax, or from which it appears that the Company has, or will or may have, a liability to Tax, or from which it is sought to impose upon the Company a liability to Tax (whether in each case the same is primarily payable by the Company and whether or not the Company shall or may have any right of reimbursement against any other person) or is denied or sought to be denied any relief;

       "Business Day"              means any day which is not a Saturday, a
                                   Sunday or a bank or public holiday in London;

       "Company"                   means each of KNS HOLDINGS LIMITED and its
                                   successors and assigns and the Subsidiary and its successors and assigns, as the case may be;

                                       6.2

       "Completion"                means completion of the sale and purchase of
                                   the Shares pursuant to the Agreement;

       "Event" includes any event, transaction, act, or occurrence of whatsoever nature including omission, receipt, distribution and failure to distribute, acquisition, disposal, transfer, payment, loan or advance, or deemed distribution of income, the death of any person, the change in residence of any person, entry into the Agreement, Completion or the inclusion of a company within a group of companies for any purpose;

       "Group Relief"              means (i) relief for trading losses and other
                                   amounts by way of group relief under Sections
                                   402 to 413 of the Taxes Act; (ii) the
                                   surrender of advance corporation tax under
                                   Section 240 of the Taxes Act; and (iii) the surrender of tax refunds under Section 102 of the Finance Act 1989; or, in each case, the nearest equivalent under the laws of any other jurisdiction;

       "Relief" includes any relief, loss, allowance, exemption, set-off, deduction or credit in respect of any tax, or any set-off or deduction in computing income, profits or gains for the purposes of any Tax;

       "Shares" means the 20,571,429 ordinary shares of one pence each in the capital of the Company plus shares of the Company to be issued upon exchange as described in Section 10.2.12 of the Agreement;

       "Subsidiary"                means KNS Limited;

                                       6.3

       "Tax" means all taxes, duties, levies, imposts, charges and withholdings of any nature whatsoever, whether created or imposed in the United Kingdom or elsewhere and at whatever time created or imposed which are collected and administered by any Tax Authority, and includes:

                                   (a)      within the United Kingdom, income
                                            tax, corporation tax, advance
                                            corporation tax, capital gains tax,
                                            value added tax, customs' duties
                                            (including import duties, excise
                                            duties), stamp duty reserve tax but
                                            not stamp duty, inheritance tax,
                                            national insurance contributions,
                                            and any other forms of taxes,
                                            duties, levies, imposts, charges or
                                            withholdings similar to or
                                            supplementing or replaced by or
                                            replacing the foregoing or any of
                                            them, in all cases together with all
                                            incidental and supplemental
                                            penalties, charges, interest, fines
                                            and default surcharges; and

                                   (b)      outside the United Kingdom, any
                                            liability to any taxes, levies,
                                            duties, imposts, charges and
                                            withholdings of any nature
                                            whatsoever, including (without
                                            limitation) taxes on gross or net
                                            income, taxes on profits or gains
                                            and taxes on receipts, sales, use,
                                            occupation, franchise, value added,
                                            and personal property, in all cases
                                            together with all incidental or
                                            supplemental penalties, charges,
                                            interest, fines and default
                                            surcharges and costs;

                                       6.4

       "Tax Authority"             means any taxing or other
                                   authority (whether within or outside the United Kingdom) competent to impose, administer or collect any Tax.

1.2      In this Deed:

         1.2.1 references to the loss of a Relief or of a right to repayment of Tax include references to the loss, reduction, modification, set-off, withdrawal, nullifying or cancellation of a Relief or of a right to repayment of Tax;

         1.2.2 references to the utilisation of a Relief or of a right to repayment of Tax include references to the utilisation or setting-off of a Relief or of a right to repayment of Tax; and

         1.2.3 references to the loss or utilisation of a Relief shall be construed.

1.3 References to an Event occurring on or before any date or on or before other Events shall be deemed to include any combination of two or more Events the first of which has taken place or took place on or before that date or on or before that other Event and shall include any Event which is deemed for Tax purposes to have occurred prior to such date.

1.4 Words and expressions (if any) which are defined in the Agreement and which are not expressly defined in this Deed, and rules of interpretation which are provided for in the Agreement and which are not otherwise expressly provided for in this Deed, shall have the same meaning in and shall apply to this Deed and shall be deemed to be incorporated in this Deed.

1.5 Words and expressions (if any) neither defined in this Deed nor in the Agreement but which are defined or used in any legislation relating to Tax which is relevant in the context shall have the same meaning in this Deed as they have in such legislation.

                                       6.5

1.6 References to income, profits or gains accrued, or being earned or received, on or before a particular period shall include any profits deemed for Tax purposes to have accrued, or to have been earned or received, on or before that date or in respect of that period.

1.7 References to "income, profits or gains" shall include receipts, value and any other criterion used in establishing the incidence of any Tax or measure in establishing the amount of any liability to Tax.

1.8 Unless the context otherwise requires, words importing the singular only shall include the plural and vice versa, words importing the masculine gender only shall include the feminine gender and vice versa and words importing natural persons only shall include corporations, unincorporated associations and partnerships and vice versa.

1.9 Unless otherwise stated references to any Section or Schedule is a reference to the appropriate Section of or Schedule to this Deed.

1.10     Unless otherwise expressly stated:-

         1.10.1 the rule of construction known as "the ejusdem generis rule" shall not apply in interpreting this Deed so that words or phrases of a generally descriptive nature shall not be given a restrictive meaning by reason only of the fact that they are preceded by more specific words of phrases; and

         1.10.2 words of a generally descriptive nature in this Deed shall not be given a restrictive meaning by reason only of the fact that they are followed by specific examples.


1.11 Section headings are for convenience only and accordingly shall be disregarded in interpreting this Deed.

2.       COVENANT
         --------
                                       6.6

2.1 Subject to Section 3, the Covenantors hereby jointly and severally agree with the Purchaser to pay to the Purchaser an amount equal to:-

         2.1.1 any liability to Tax of the Company which arises as a consequence of or by reference to:

                  (a)      any Event occurring on or before Completion; or

                  (b) any income, profits or gains accrued, or earned or received, on or before Completion,

                  in each case whether or not such liability to Tax is also chargeable against or attributable to any other person;

         2.1.2 any costs and expenses incurred or payable by the Purchaser or the Company in connection with any matter in respect of which a claim is made under this Deed;

         2.1.3 any liability to Tax of the Company which would have been saved but for the loss of some Relief in consequence of an Event occurring on or before Completion;

         2.1.4 any liability to Tax of the Company which arises in consequence of an Event occurring on or before Completion and which would have been payable but for the utilisation of some Relief or right to repayment of Tax where the Relief or right to repayment of Tax arises in respect of an Event occurring after Completion;

         2.1.5 any liability to Tax of the Company arising in consequence of an Event occurring after Completion and for which the Company is liable as a result of having been a member of any group for Tax purposes at any time before Completion;

         2.1.6 any Tax which would have been repaid to the Company but for the loss, reduction, set-off or cancellation of any right to repayment of Tax in consequence of an Event occurring on or before Completion;

         2.1.7    (a)      any liability of the Company (other than to any
                           other company) to repay in whole or in part any payment for Group Relief received pursuant to an agreement or arrangement entered into on or before Completion; or

                                       6.7

                  (b) any payment which a Company fails to obtain for Group Relief which was taken into account as an asset in the Accounts;

         2.1.8 any amount the Company is obliged to pay by way of reimbursement, recharge, indemnity, damages or management charge connected in any way with Tax:-

                  (a) in respect of or arising from any Event effected or deemed to have been effected on or before Completion; or

                  (b) by reference to any profits earned accrued or received on or before Completion; and

         2.1.9 any depletion in or reduction in value of the assets or increase in the liabilities of the Purchaser and the Company as a result of any inheritance tax which:-

                  (a) is at Completion a charge on or gives rise to a power to sell, mortgage or charge any of the shares or assets of the Company; or

                  (b) after Completion becomes a charge on or gives rise to a power to sell, mortgage or charge any of the shares or assets of the Company, which is a liability in respect of inheritance tax payable as a consequence of the death of any person (whenever occurring) within seven years after a transfer of value, occurring on or before Completion; or

                  (c) arises as a consequence of a transfer of value occurring on or before Completion (whether or not in conjunction with the death of any person whenever occurring) made by or to the Company.

2.2 For avoidance of doubt, any payment made by the Company or the Purchaser to discharge or remove any power to sell, mortgage or charge shall give rise to a liability and notwithstanding any provision of this Deed the Company or the Purchaser may disregard any right to pay any Tax in instalments in discharging or removing a charge or power.

                                       6.8

2.3 Section 213 of the Inheritance Act 1984 shall not apply in relation to any payments to be made by the Covenantors under this Deed.

2.4 There shall be treated as an amount of Tax which would for the purposes of Section 2.1.3 have been saved but for the loss, reduction, modification, setting-off or cancellation of some Relief, the amount of Tax which would have been saved by the Relief lost, reduced, modified, set-off or cancelled applying the relevant rates of Tax in force or (where the rate has at the relevant time not been fixed) at the last known rate, in the earliest period in respect of which Tax becomes payable which would not have been payable if the Relief had not been lost, reduced, modified, set-off or cancelled.

2.5 Any amount paid under Section 2.1 shall be treated as an adjustment to the consideration paid by the Purchaser for the Shares under the terms of the Agreement.

2.6 Each of the covenants contained in Section 2.1 shall be construed as giving rise to separate and independent obligations and shall not be restricted by the other save that (for the avoidance of doubt) any payment by the Covenantors in respect of a liability under one covenant shall pro tanto discharge any liability under the other so far as it arises from the same subject matter.

2A.      PURCHASER'S COUNTER-INDEMNITY
         -----------------------------

2A.1 The Purchaser covenants to pay to the Covenantors by way of adjustment to the consideration paid by the Purchaser for the sale of the Shares under the terms of the Agreement a sum equivalent to any Tax for which the Covenantors or any company under the control (or formerly under the control and in respect of which the Covenantors are liable to any third party) of the Covenantors becomes liable to pay by virtue of the operation of Sections 767A, 767AA and 767B of the Taxes Act in circumstances where the taxpayer company (as referred to in the said
         Section 767A(1)) or the transferred

                                       6.9
         company or an associated company (as referred to in the said
         Section 767AA(1)) is the Company or the subsidiary of the Company.

2A.2     The covenant contained in Section A.1 shall:

         (a) extend to any reasonable costs incurred by the Covenantors (or such other company as is referred to in Section A.1) in connection with the liability to pay such Tax;

         (b)      not apply to Tax which has been recovered under
                  Section 767B(2) of Taxes Act.

         (c) not apply to such Tax that the Covenantors are liable for under the provisions of this Deed.

2A.3 The Purchaser shall pay such sum as is mentioned in Section A.1 to the Covenantors five business days before such sum is to be paid and the provisions of Sections 6.2 and 7 shall apply, mutatis mutandis, in respect of the aforementioned sum.

3.       LIMITATIONS
         -----------

3.1      Exclusions
         ----------

         In addition to the limitations in Section 6 of the Agreement the Covenantors shall not be liable under Section 2 to the extent that:-

         3.1.1 specific provision or reserve in respect of such liability to Tax was made in the Accounts (not being a provision or reserve for deferred Tax); or

         3.1.2 provision or reserve made in the Accounts is insufficient only by reason of any alteration in rates of Tax or mandatory change in accountancy practice or principles or any change in the law introduced after Completion with retrospective effect; or

         3.1.3 the loss occasioned has been recovered pursuant to a claim under the in the Agreement; or


                                      6.10

         3.1.4 which would not have arisen but for a voluntary act or transaction or omission carried out, effected or suffered by the Company or the Purchaser after Completion unless such act transaction or omission occurs:-

                  (a) in the ordinary course of the business of the Company or the Purchaser; or

                  (b) pursuant to a legally binding obligation of the Company or the Purchaser entered into prior to Completion; or

                  (c) with the approval, concurrence or assistance of the Covenantors; or

         3.1.5 which would not have arisen but for a change after Completion in the accounting policies used in the preparation of the Company's accounts; or

         3.1.6 to the extent that the liability to Tax would not have arisen but for a failure by the Company to utilise a Relief arising in respect of an Event occurring on or before Completion other than a Relief taken into account in computing the Accounts if such Relief is available to be used against any profit, gain or Tax arising from the matters which would but for this
                  Section 3.1.6 have given rise to a Claim or would have been available to be so used had it not been used against any profit, gain or taxation arising from a matter which occurred after Completion; or

         3.1.7 to the extent that the liability to Tax arises as a result of any action taken at the express written request of or with the express written approval of the Purchaser or its representatives; or

         3.1.8 to the extent that the liability to Tax has been reduced or eliminated by the valid surrender of Group Relief by a member of the Company Group at no cost to the Company after Completion.

3.2      Time Limits for making Claims
         -----------------------------

         No Claim shall be made unless notice of such Claim is given to the Covenantors by the Purchaser within seven years from the date of this Deed.

                                      6.11

3.3      OVERPROVISIONS, RELIEF, etc.
         ----------------------------

         3.3.1 If the auditors for the time being of the Company shall certify (at the request and expense of the Covenantors) that any provision for Tax in the Accounts (excluding any provision for deferred Tax) has proved to be an over-provision, then the amount of such over-provision shall be dealt with in accordance with Section 3.3.3. However, for the avoidance of doubt, it will not be regarded as such an over-provision if any action by the Company (or any person connected within the meaning of Section 839 of the Taxes Act with the Company) after Completion gives rise to any Relief which may be used by the Company so as to reduce the Company's liability to Tax as stated in the Accounts.

         3.3.2 If the auditors for the time being of the Company shall certify (at the request and expense of the Covenantors) that any Tax liability (or Event giving rise to a liability to Tax) which has resulted in a payment having been made or becoming due from the Covenantors under this Deed will give rise to a Relief for the Company which would not otherwise have arisen, then, as and when the liability of the Company to make an actual payment of or in respect of Tax is reduced by reason of that Relief and after taking account of the effect of all other Reliefs that are or become available to the Company (including any Relief derived from a subsequent accounting period and any Group Relief surrendered to the Company), the amount by which that liability is so reduced shall be dealt with in accordance with Section 3.3.3.

         3.3.3 Where it is provided under Sections 3.3.1 and 3.3.2 that any amount (the "Relevant Amount") is to be dealt with in accordance with this sub-Section:-


                                      6.12

                  (a) the Relevant Amount shall first be set off against any payment then due from the Covenantors under this Deed or pursuant to a claim in respect of the Tax Warranties; and

                  (b) to the extent there is an excess, a refund shall be made to the Covenantors of any previous payment or payments made by the Covenantors under this Deed or in respect of the Tax Warranties and not previously refunded under this Deed up to the amount of such excess; and

                  (c) to the extent that the excess referred to in paragraph (b) of this sub-Section is not exhausted under that paragraph, the remainder of that excess shall be carried forward and set-off against any future payment or payments which become due from the Covenantors under this Deed or in respect of the Tax Warranties.

         3.3.4 Where any such certification as is mentioned in Section 3.3.1 or 3.3.2 above has been made, the Covenantors or the Purchaser or the Company may request the auditors for the time being of the Company to review such certification in the light of all relevant circumstances, including any facts which have become known only since certification, and to certify whether such certification remains correct or whether, in the light of those circumstances, the amount that was the subject of such certification should be amended.

         3.3.5 If the auditors certify under Section 3.3.4 above that an amount previously certified should be amended, that amended amount shall be substituted for the purposes of Section 3.3.3 above as the Relevant Amount in respect of the certification in question in place of the amount originally certified, and such adjusting payment (if any) as may be required by virtue of the above-mentioned substitution shall be

                                      6.13
                  made as soon as practicable by the Covenantors or (as the case may be) to the Covenantors.

3.4      RECOVERY FROM THIRD PARTIES
         ---------------------------

         3.4.1 Without prejudice to the Covenantors' obligations under this Deed to make payment or otherwise, where the Covenantors have made a payment under this Deed and the Company or the Purchaser is entitled to recover from any third party any sum in respect of the matter to which the payment made by the Covenantors relates, the Purchaser shall notify the Covenantors of the entitlement as soon as reasonably practicable following it becoming aware of such entitlement and without any obligation to enquire or investigate such possible entitlement.

         3.4.2 Without prejudice to the Covenantors' obligations under this Deed to make payment or otherwise, the Purchaser shall or shall procure that the Company and/or the Purchaser shall (at the request and expense of the Covenantors and upon the Covenantors indemnifying and securing the Purchaser and/or the Company to the reasonable satisfaction of the Purchaser and/or the Company against all costs or expenses which may thereby be incurred) take such action as the Covenantors shall reasonably request to enforce such recovery as is mentioned in Section
                  3.4.1 against the third party in question and shall account to the Covenantors by way of the refund of the payment referred to in Section 3.4.1 made for any sums so recovered (including any interest or repayment supplement paid by the third party) subject to a maximum of the amount of the payment then made by the Covenantors under this Deed in respect of the relevant liability for Tax.

4.       CONDUCT OF CLAIMS
         -----------------

4.1 In the event of the Purchaser becoming aware of any assessment which does or may give rise to a Claim the Purchaser shall or shall procure that the

                                      6.14

         Company as soon as reasonably practicable give notice of such assessment to the Covenantors PROVIDED that the giving of such notice shall not be a condition precedent to the liability of the Covenantors under this Deed.

4.2 If the Covenantors shall first indemnify and secure the Company and the Purchaser to their reasonable satisfaction against any Tax, additional Tax, losses, fines, penalties, interest, charges, damages, costs and expenses (including the cost to the Purchaser or the Company of executives assisting the Covenantors) the Company and the Purchaser shall subject to Section 4.3 take such action as the Covenantors may reasonably request to avoid, dispute, resist, appeal, compromise, or defend such assessment (the "Covenantor's Action").

4.3 Neither the Purchaser nor the Company shall be obliged to appeal against any assessment if, having given the Covenantors notice of the receipt of that assessment, it has not within ten Business Days received instructions in writing from the Covenantors in accordance with the preceding provisions of this Section to make that appeal.

4.4 Neither the Purchaser nor the Company shall be obliged to take any action or further action under this Section in respect of any assessment if it appears to the Purchaser that either the Covenantor, or the Company prior to its being in the ownership of the Purchaser, have committed acts or omissions which may constitute fraud, misfeasance or negligence.

4.5 Neither the Purchaser nor the Company shall be required to take any action which either interferes with the normal course of its business or which in its opinion is likely to prejudice its business or its relationship with any Tax Authority or result in the Purchaser or any Company which forms part of the Purchaser's group incurring a liability to Tax or an increased liability to Tax.

                                      6.15

4.6 Neither the Purchaser nor the Company shall be obliged to take any action pursuant to this Section 4 which includes continuing the Covenantor's action or contesting an assessment beyond the first appellate body (excluding the Tax Authority demanding the Tax in question) in the jurisdiction concerned.

4.7 Neither the Purchaser nor the Company shall be obliged to take any action under this Section 4 which involves continuing the Covenantor's action or contesting any assessment before any court or other appellate body (excluding the Tax Authority demanding the Tax in question) unless the Covenantors furnishes the Purchaser with the written opinion of leading Tax counsel to the effect that an appeal against the assessment in question will, on the balance of probabilities, be won.

4.8 The Purchaser and the Company shall be at liberty without reference to the Covenantors to admit, compromise, settle, discharge or otherwise deal with any assessment after whichever is the earliest of:-

         4.8.1 the Purchaser or the Company being notified by the Covenantors that they consider the assessment should no longer be resisted;

         4.8.2 the expiry of a period of 14 Business Days following the service of a notice by the Purchaser or the Company on the Covenantor, requiring the Covenantors to clarify or explain the terms of any request made under Section 4.2 during which period no such clarification or explanation has been received by the Purchaser or the Company; and

         4.8.3 if appropriate, the expiration of any period prescribed by applicable legislation for the making of an appeal against either the assessment or the decision of any court or tribunal in respect of any such assessment, as the case may be.

4.9 The Covenantors shall be bound to accept for the purposes of this Deed any admission, compromise, settlement or discharge of any assessment and the outcome of any proceedings relating thereto made or arrived at in accordance with the provisions of this Section 4.

                                      6.16

5.       TAX RETURNS
         -----------

5.1 The Covenantors or their duly authorised agents shall prepare the Tax returns of the Company for all accounting periods ended on or prior to the Accounting Date, to the extent that the same shall not have been prepared before Completion.

5.2 The Purchaser shall procure that the Company shall cause the returns mentioned in Section 5.1 to be authorised, signed and submitted to the appropriate Tax Authority without amendment or with such amendments as the Covenantors shall agree, and shall give the Covenantors or its agents all such assistance as may be required to agree those returns with the appropriate Tax Authority PROVIDED THAT the Company shall not be obliged to take any such action as is mentioned in this Section in relation to any Tax return that is not full, true and accurate in all material aspects.

5.3 The Covenantors or its duly authorised agents shall prepare all documentation and deal with all matters (including correspondence) relating to the Tax returns of the Company for all accounting periods ended on or prior to the Accounting Date and the Purchaser shall procure that the Company shall afford such access to their books, accounts and records as is necessary and reasonable to enable the Covenantors or their duly authorised agents to prepare those returns and conduct matters relating thereto in accordance with the Covenantor's rights under this Section.

5.4 Nothing done by the Purchaser or the Company pursuant to this Section shall in any respect restrict or reduce any rights which the Purchaser may have to make a Claim against the Covenantor.

6.       DUE DATE FOR PAYMENT
         --------------------

6.1 The Covenantors shall pass to the Purchaser any payment required to be made by them in cleared funds:-

                                      6.17

         6.1.1 in a case that involves an actual payment of Tax by the Company, seven Business Days immediately before the last date on which the Company would have had to have paid to the relevant Tax Authority the Tax that has given rise to the Covenantor's liability under this Deed in order to avoid incurring a liability to interest or a charge or penalty in respect of that Liability to Tax; or

         6.1.2 in a case falling within Section 2.1.3, five Business Days after the date on which the Covenantors has been notified by the Purchaser that the auditors for the time being of the Company have certified, at the request of the Purchaser, that there is liability for a determinable amount under Section 2.4;

         6.1.3 to the extent the claim under this Deed involves the loss of any right to repayment of Tax, the date which is or would have been the "material date" for the purposes of Sections 825 and 826 of the Taxes Act or, in the case where those Sections do not apply to the repayment in question, the date on which such Tax would otherwise have been repaid;

         6.1.4 to the extent the claim under this Deed involves the loss of any Relief, the seventh Business Day prior to the date on which the Tax, which would have been saved but for such loss becomes due and payable.

6.2 If any payment required to be made by the Covenantors under this Deed is not made by the due date then that payment shall carry interest from that due date until the date when the payment is actually made at the rate of 4 per cent above the base rate from time to time of National Westminster Bank PLC or such bank as succeeds it.

6.3 The Covenantors shall pay to the Company or the Purchaser as the case may be any amount required to be paid by them pursuant to Section 2.1.2 on the date on which the Company or the Purchaser incurs or suffers such costs or expenses.

                                      6.18

6.4 Notice of the amount of the payment required to be made by the Covenantors under Section 6.3 and the due date for payment shall be given in writing by the Company or the Purchaser and shall (save for manifest error) be conclusive and binding on the Covenantors.

7.       TAXES AND DEDUCTIONS FROM PAYMENTS
         ----------------------------------

7.1 All sums payable by the Covenantors to the Purchaser under this Deed shall be paid free and clear of all deductions or withholdings whatsoever, save only as may be required by law.

7.2 If any sum ("the first sum") payable by the Covenantors to the Purchaser under this Deed shall or in the reasonable opinion of the Purchaser be subject to Tax in the hands of the Purchaser or would have been taxable in the hands of the Purchaser, then the Covenantors shall pay to the Purchaser (as often as shall be necessary) such additional sum or sums as will after such Tax (and any Tax on such additional sum or sums) leave the Purchaser with such amount as the Purchaser would have been left with had the first sum not been subject to Tax in the hands of the Purchaser.

7.3 All sums payable by the Covenantors under this Deed are to be paid in the currency or currencies appropriate to the Assessment as a result of which the liability to make a payment of Tax has arisen.

7.4 The Purchaser may direct the Covenantors to pay to the Company any sums due to the Purchaser under this Deed and such payment shall be treated as a payment to the Purchaser and not a payment to the Company.

8.       STAMP DUTY
         ----------

         The Covenantors hereby jointly and severally warrant to the Purchaser that all documents forming part of the title to any asset of a Company or which a Company may wish to enforce or produce in evidence are duly stamped and have where appropriate been adjudicated. The Covenantors hereby jointly and

                                      6.19
         severally agree that in the event of a breach of this warranty they shall pay to the Purchaser by way of liquidated damages an amount equal to any unpaid stamp duty and any interest or penalties payable in respect thereof.

9.       RELEASE OF COVENANTOR
         ---------------------

         The Purchaser may release, or compromise the liability of, any Covenantors or grant time or other indulgence to any Covenantors without releasing or reducing the liability of any other Covenantor. Where a liability of one or some but not all of the Covenantors under any obligation which is both joint and several is released or compromised, the remaining Covenantor(s) shall continue to be severally and shall together be jointly liable in respect of that obligation.

10.      ASSIGNMENT
         ----------

         The benefit of this Deed may be assigned in whole or in part by the Purchaser.

11.      GOVERNING LAW AND JURISDICTION
         ------------------------------

         This Deed shall be governed by and construed in all respects in accordance with the laws of England and the parties hereby submit themselves to the exclusive jurisdiction of the English courts for such purpose.

12.      NOTICES
         -------

12.1 Any notice required to be given under this Agreement shall be sufficiently given if delivered personally or if sent by first-class recorded delivery post (express air courier service if sent overseas) or if sent by facsimile transmission.

12.2     Any notice which is sent or despatched in accordance with this
         Section 12 shall be deemed to have been received by the addressee:-

12.2.1   if delivered personally, at the time of delivery;

                                      6.20

         12.2.2 in the case of a notice sent by post (or express air courier), 2 Business Days after the envelope containing the notice was delivered to the postal authorities (or courier service);

         12.2.3 in the case of a notice sent by facsimile transmission, if the notice was sent during the normal business hours of the addressee, on the day of transmission; otherwise on the next following Business Day.

12.3 In proving service by post or express air courier, it shall be necessary to prove only that the notice was sent or despatched and that the notice was contained in an envelope properly addressed, stamped and delivered to the postal authorities or courier service in the country from where despatched. In proving service by facsimile transmission, it shall be necessary to produce only a legible copy of the confirmation of the facsimile transmission.

12.4     Any notice required to be given under this Agreement shall be sent:

         12.4.1   to the Covenantors c/o the Covenantors' solicitors at:

                  Wiggin & Co.
                  The Quadrangle
                  Imperial Square
                  Cheltenham
                  Glos.  GL50 1YX
                  Facsimile No: 01242 224223
                  For the attention of: Mike Turner/Denis Moore

         12.4.2   to the Purchaser at:
                  Futurelink Corp.
                  6 Morgan
                  Suite 100
                  Irvine
                  California 92618
                  Facsimile No: +1-949-837-4433
                  For the attention of: Jim Bailey

                  With a copy to:
                  Paul, Hastings, Janofsky & Walker LLP
                  Tower 42


                                      6.21

                  25 Old Broad Street
                  London  EC2N 1HQ
                  Facsimile No: 0171 628 4444
                  For the attention of: Keith T. Ott

                  or to such other address or facsimile number as is notified in writing from time to time by the Covenantors (or any one of them) or the Purchaser (as the case may be) to the other.

IN WITNESS whereof this Deed has been duly executed and delivered the day and
----------
year first before written.

Signed as a Deed on behalf of            )
the Vendors by                           )
DENIS CHRISTOPHER MOORE                  )    [signed: Denis Christopher Moore]
as Attorney                              )




EXECUTED as a Deed by
FUTURELINK CORP.


[signed: Jim Bailey]                  Signature of Director

______________________                Name of Director


______________________                Signature of Director/Secretary

______________________                Name of Director/Secretary

                                      6.22

THE SCHEDULE

                     Names and Addresses of the Covenantors


1.       J. H. Bennett

2.       R. Bennett

3.       C. A. Matthissen

4.       Mark Kerridge

5.       Nicola Kerridge

6.       P. J. Crozier

7.       M. J. Dorward

8.       A. P. M. Harrison-Wallace

9.       R. Kell

10.      Yuri Pasea

11.      Rajan Mehta

12.      Nigel Hawley



IN WITNESS whereof this Deed has been duly executed the day and year first before written.

                                      6.23

                                   Schedule 7

                         CERTIFICATE AS TO REGULATION S


                          INVESTMENT INTENT LETTER AND
                   APPOINTMENT OF THE REPRESENTATIVE AGREEMENT


              This Investment Intent Letter and Appointment of the Representative Agreement (this "Agreement") dated as of December 20, 1999, is entered into by and among the persons whose names appear on the signature pages hereto as "Vendors" (collectively the "Vendors"), Colin Ainslie Matthissen or the "Representative," who is also a "Vendor"), and FutureLink Corp., a Delaware corporation ("Purchaser"). Unless otherwise defined herein, all capitalised terms used herein shall have the meanings assigned to them in the Purchase Agreement (as defined below).

                                    RECITALS

              A. Vendors and Representative collectively own all of the issued and outstanding ordinary shares (the "Company Stock") of KNS Holdings Ltd., a limited company organised under the laws of England (the "Company"), and are "Vendors" defined in the Purchase Agreement described below.

              B. Pursuant to the terms and conditions of that certain Agreement for Sale and Purchase of Shares (the "Purchase Agreement") dated of even date herewith by and among Purchaser and Vendors, Purchaser is acquiring all the Company Stock.

              C. In connection with the Purchase Agreement, the Vendors will be issued shares of common stock, US$0.0001 par value, of Purchaser (the "Purchaser's Shares") in exchange for their shares of Company Stock (and the Purchaser's Shares issued to the Vendors are herein referred to as the "Consideration Shares").

              D. The Vendors desire to appoint Colin Ainslie Matthissen as their "Representative" and attorney-in-fact pursuant to the terms and conditions hereof.

              E. The Vendors desire to make certain representations and warranties to Purchaser to satisfy various U.S. securities law requirements.

                                    AGREEMENT

              NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

              SECTION 1. APPOINTMENT OF REPRESENTATIVE. Each Vendor (other than Representative) hereby makes, constitutes and appoints Colin Ainslie Matthissen as his true and lawful attorney-in-fact with full power and authority to take any and all

                                       7.1
action as is contemplated to be taken by such Vendor by the terms of the Purchase Agreement; including, without limitation, the following:

              (a) to administer the defence and/or settlement of any claims for which the Vendors may be liable to Purchaser pursuant to the Purchase Agreement; such Vendor expressly acknowledges and agrees to such obligations set forth in the Purchase Agreement; and

              (b) to make, execute and deliver all agreements, Schedules, exhibits and certificates required to be executed by the Vendors and delivered to Purchaser in accordance with the terms and conditions of the Purchase Agreement, including but not limited to the escrow agreement of even date herewith among the Vendors, Purchaser and the escrow agent named therein (the "Escrow Agreement"), and to act as proxy, if necessary, with respect to the escrow shares delivered pursuant to the Escrow Agreement.

              SECTION 2. ACCEPTANCE OF APPOINTMENT. Representative hereby accepts his appointment as Representative and agrees to carry out in good faith the responsibilities undertaken hereby and in accordance with the terms and conditions of the Escrow Agreement and the Purchase Agreement.

              SECTION 3. POWER OF ATTORNEY IRREVOCABLE, ETC. Each Vendor does hereby ratify and confirm all that Representative shall do or cause to be done by virtue of this Agreement. Each Vendor agrees that the power of attorney granted hereby to Representative is a special power of attorney coupled with an interest, is irrevocable, shall not terminate upon the death of such Vendor and shall be effective from the date hereof until or upon termination of this Agreement. Each Vendor hereby renounces all right to revoke the power of attorney granted herein and to appoint another person or entity to perform the acts of Representative, except for successors hereunder.

              SECTION 4. SUCCESSOR REPRESENTATIVE. Each Vendor agrees that in the event Colin Ainslie Matthissen ceases to act as Representative, then the Vendors by vote or assent of Vendors holding a majority of the Consideration Shares shall select a successor from among the remaining Vendors. If none of the remaining Vendors will accept such appointment, then Colin Ainslie Matthissen may select a successor who shall be such person or entity reasonably acceptable to the remaining Vendors. Any successor to Colin Ainslie Matthissen shall have all the rights, powers and obligations of Representative under this Agreement.

              SECTION 5. COSTS. All charges, fees or other expenses or costs of any Representative, if any, shall be borne and paid by the Vendors on a pro rata basis in accordance with their respective Allocable Percentages as set forth on
Schedule 1 to the Purchase Agreement.

              SECTION 6. LIMITATION OF LIABILITY OF REPRESENTATIVE AND INDEMNITY. Each of the Vendors agrees that in performing any of his duties, Representative shall not incur any liability to anyone for damages, losses or expenses for any reason except for wilful negligence or intentional misconduct. Without limiting the foregoing, each Vendor specifically agrees that Representative shall be entitled to act upon advice of his counsel given with respect to any questions relating to his duties and responsibilities as Representative hereunder without incurring any liability to the Vendors or to any other person. The Vendors agree to indemnify and hold harmless Representative against and in respect of any and all losses, claims, damages, liabilities

                                       7.2
and expenses (including, without limitation, reasonable costs of investigation, counsel and accountants' fees and disbursements) which may be imposed upon or incurred by Representative in connection with the performance of his duties hereunder on a pro rata basis in accordance with their respective Allocable Percentages as set forth on Schedule 1 to the Purchase Agreement.

              SECTION 7. LIMITATION OF LIABILITY OF PURCHASER AND INDEMNITY. Each of the Vendors agrees that Purchaser shall be entitled to rely exclusively on the instructions and decisions of the Representative as to the matters for which the Representative has authority to act on behalf of the Vendors pursuant to this Agreement, and no Vendor shall have any cause of action against Purchaser in reliance upon the instructions or decisions of the Representative in accordance with the terms and conditions set forth herein. The Vendors agree to indemnify and hold harmless Purchaser against and in respect of any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation, counsel fees and disbursements, which may be imposed upon or incurred by Purchaser in connection with its reliance upon the instructions and decisions of the Representative in accordance with the terms and conditions set forth in this Agreement, on a pro rata basis in accordance with their respective Allocable Percentages as set forth on Schedule 1 to the Purchase Agreement.

              SECTION 8. SHAREHOLDER REPRESENTATIONS AND WARRANTIES. As a condition to the receipt of the Consideration Shares, of the Vendors represents and warrants to, and covenants with, Purchaser as follows:

                      (a) Such Vendor is aware of Purchaser's business affairs and has acquired sufficient information about Purchaser to reach an informed and knowledgeable decision to acquire the Consideration Shares. Such Shareholder has been furnished by Purchaser with copies of the Purchaser's filings listed in the attached Schedule and any documents which may have been available upon request, and such Vendor has carefully read such reports and any documents which were otherwise provided and understands and has evaluated the risks of making an investment in the Purchaser's Shares. Such Vendor has been afforded access to information concerning Purchaser and to its executive officers and has been afforded the opportunity to ask questions of, and receive answers from, Purchaser. Such Vendor has been given the opportunity to obtain such additional information in order for such Vendor to evaluate the merits and risks of the receipt of the Consideration Shares. Based upon such information received, such Vendor believes such Vendor has received full and adequate information concerning Purchaser and its proposed plan of operations.

                      (b) Such Vendor is generally familiar with the semiconductor industry since such Vendor has either been employed in such industry or has invested in business entities engaged in such industry.

                      (c) Such Vendor is taking the Consideration Shares for investment for such Vendor's own account only and not with a view to, or for resale in connection with, any unregistered "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Act").

                      (d) Vendor understands that no United States federal or state agency has passed on, or made any recommendation or endorsement of, the Consideration Shares.

                                       7.3

                      (e) Vendor understands that the Consideration Shares are being offered and sold to it in reliance on specific exemptions from or non-application of the registration requirements of federal and state securities laws and that Purchaser is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of Vendor set forth herein in order to determine the applicability of such exemptions and the suitability of Vendor to acquire the Consideration Shares.

                      (f) Purchaser is not a U.S. Person (as defined in Regulation S promulgated under the Act) and is not and will not be an affiliate (as defined in the Securities Exchange Act of 1934, as amended) of Purchaser.
To enable Purchaser to avoid any withholding requirements under U.S. law, Vendor certifies under penalty of perjury that he, she or it is neither a citizen nor a resident of the United States and that his, her or its address set forth in the Purchase Agreement is correct.

                      (g) No public offer or solicitation of the Consideration Shares was made to Vendor and no offer of the Purchaser's Shares was made to Vendor while Vendor was present in the United States.

                      (h) At the time any buy order for the Consideration Shares was originated, Vendor was located outside the United States and is outside the United States on the date of the execution and delivery of this agreement and will be outside the United States on the Completion Date.

                      (i) Vendor is aware that the Consideration Shares have not been registered under the Act and may only be offered or sold pursuant to registration under the Act or an available exemption therefrom and the Vendor has not, and will not, engage in any public offering or distribution of the Consideration Shares or engage in any hedging transaction with respect thereto, except in accordance with the registration or exemptive provisions of the Act.

                      (j) Except to the extent the Consideration Shares have been registered under the Act, Vendor (i) will not, during the period commencing on the Completion Date and ending one year after the Completion Date
(the "Distribution Compliance Period), offer or sell or agree to sell the Consideration Shares in the United States, to a U.S. Person or for the account or benefit of a U.S. Person other than in accordance with Rule 903 or 904, as applicable, of Regulation S and (ii) will, after the expiration of the Distribution Compliance Period, offer, sell, pledge or otherwise transfer the Consideration Shares only pursuant to registration under the Act or an available exemption therefrom and, in any case, in accordance with applicable United States federal and state securities laws.

                      (k) Vendor has been advised of, and is familiar with, has complied, and will comply, with the offering restrictions, and any other requirements, of Regulation S.

                      (l) The transactions contemplated by this Agreement (i) have not been pre-arranged by Vendor with a Purchaser located in the United States which is a U.S. Person, and (ii) are not part of a plan or scheme by Vendor to evade the registration provisions of the Act.

                      (m) Neither Vendor nor any of his, her or its affiliates has entered, has the intention of entering, or will during the Distribution Compliance Period enter into, with any U.S. Person, any put option, short position or other similar

                                       7.4
instrument or position with respect to the Purchaser's Shares or participate in any other attempt designed to hedge Vendors' risk with respect to the Consideration Shares in any manner which does not comply with the Act.

                      (n) Such Vendor (individually or together with such Vendor's investor representative who is not affiliated with Purchaser) has such knowledge and experience in financial, tax and business matters that such Vendor is capable of evaluating the merits and risks of receiving the Consideration Shares and of making an informed investment decision with respect thereto.

                      (o) Such Vendor has determined that the Consideration Shares are a suitable investment.

                      (p) If such Vendor will be a director, officer or employee of the Purchaser or the Company following the Completion Date or have other confidentiality obligations to Purchaser, such Vendor acknowledges receipt of Purchaser's Insider Trading Policy and agrees to abide by its terms, and further agrees to execute such Policy upon the request of Purchaser.

                      (q) The certificates representing the Consideration Shares shall bear the following legend:

              "The securities represented hereby have been issued pursuant to Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "1933 Act"), and have not been registered under the 1933 Act. Unless so registered, such securities may not be transferred, offered, hedged or sold prior to the end of the one-year distribution compliance period prescribed by Regulation S unless such transfer, offer, hedge or sale is made in an "offshore transaction" and not to or for the account of or benefit of a "U.S. Person" (as such terms are defined in Regulation S) and is otherwise in accordance with the requirements of Regulation S. Following expiration of any such one-year distribution compliance period, the securities represented hereby may not be offered, sold or otherwise transferred in the United States or to a U.S. Person unless the securities are registered under the 1933 Act and applicable state securities laws, or such offers, sales and transfers are made pursuant to an available exemption from the registration requirements of those laws."

                      (r) Vendor shall indemnify Purchaser against any loss, cost or damages (including reasonable attorneys' fees and expenses) incurred as a result of Vendor's breach of any representation, warranty, covenant or agreement in this Agreement.

              SECTION 9.  MISCELLANEOUS.

                      (a) Amendments, Waivers and Consents. No amendment or modification of this Agreement, nor any termination or waiver of any provision of this Agreement or consent to any departure by any party hereto therefrom, shall in any event be effective without the written concurrence of the parties hereto.

                      (b) Notices. Notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed given (i) if delivered personally, upon delivery, (ii) if delivered by courier, then upon receipt, or (iii) if given by telecopy, upon confirmation of transmission by telecopy (or, if such

                                       7.5
confirmation does not occur during normal business hours on a Business Day (as defined in the Purchase Agreement), then on the next Business Day), in each case to the parties at the address for notice set forth on Schedule 1 to the Purchase Agreement.

                      (c) Applicable Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with English law and the United States federal securities laws without reference to any choice of law rules that would require the application of the laws of any other jurisdiction.

                      (d) Severability. The provisions of this Agreement are severable, and if any Section or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such Section or provision, or part thereof, in such jurisdiction and shall not in any manner affect such Section or provision in any other jurisdiction, or any other Section or provision of this Agreement in any jurisdiction.

                      (e) Interpretation. Time is of the essence of each provision of this Agreement of which time is an element.

                      (f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, heirs and assigns.

                      (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

                      (h) Purchaser's Representation. Purchaser represents and warrants to Vendors that, since the end of its most recent third fiscal quarter, there has been no material adverse change in the business, assets, financial condition or results of operations of Purchaser.

                     [SIGNATURES APPEAR ON FOLLOWING PAGES]

                                       7.6

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                        For and on behalf of the Vendors
                        By DENIS CHRISTOPHER MOORE
                        as Attorney



                        [signed: Denis Christopher Moore]



                        REPRESENTATIVE:


                        COLIN AINSLIE MATTHISSEN

                        by his attorney

                        [signed: Denis Christopher Moore]


                        FUTURELINK CORP.


                        By:______________________________
                          An Authorised Representative


                                       7.7

                                   SCHEDULE 8

                              PURCHASER WARRANTIES

1. Issuance of Shares. The Consideration Shares are duly authorised, validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances directly or indirectly imposed or suffered by the Purchaser or any Purchaser Group Company will be entitled to all rights and preferences accorded to a holder of the Purchaser's Shares except that at Completion they will not have been registered under the Securities Act of 1933, as amended (the "Securities Act"), shall be entitled to be traded on the same markets and exchanges as the Purchaser's Shares are traded on, and will not be subject to pre-emptive rights or other similar rights of stockholders of the Purchaser or of any person or entity.

2. No Conflicts. The execution, delivery and performance of this Agreement by the Purchaser, and the consummation by the Purchaser of transactions contemplated hereby (including, without limitation, the issuance of the Purchaser's Shares) will not (a) result in a violation of the Certificate of Incorporation or By-laws or (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser or any Purchaser Group Company is a party, or result in a violation of any law, rule, regulation, order, judgement or decree (including US federal and state securities laws and regulations and the rules and regulations of NASDAQ) applicable to the Purchaser or any Purchaser Group Company, or by which any property or asset of the Purchaser or any Purchaser Group Company is bound or affected (except for such possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect on the Purchaser). Neither the Purchaser nor any Purchaser Group Company is in violation of its Certificate of Incorporation or other organisational documents, and neither the Purchaser nor any Purchaser Group Company is in default (and no event has occurred which has not been waived which, with notice or lapse of time or both, would put the Purchaser or any Purchaser Group Company in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser or any Purchaser Group Company is a party, except for possible violations, defaults or rights as would not, individually or in the aggregate, have a material adverse effect on the Purchaser. The Purchaser is not required to obtain any consent, authorisation or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to perform its obligations in accordance with the terms hereof. The Purchaser is not in violation of the listing requirements of NASDAQ, does not know of or anticipate any event which could be grounds for such delisting and does not reasonably anticipate that the Purchaser's Shares will be delisted by NASDAQ for the foreseeable future.

3. SEC Documents. Since 1 January, 1999, the Purchaser has timely filed all reports, Schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (such documents being referred to



                                      8.1
hereafter as the "SEC Documents"). The Purchaser has delivered to each Vendor true and complete copies of the SEC Documents, except for exhibits, Schedules and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading None of the statements made in any such SEC Documents which is required to be updated or amended under applicable law has not been so updated or amended. The financial statements of the Purchaser included in the SEC Documents have been prepared in accordance with US generally accepted accounting principles, consistently applied, and the rules and regulations of the SEC during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they do not include footnotes or are condensed or summary statements) and, fairly present in all material respects the consolidated financial position of the Purchaser and any consolidated Purchaser Group Company as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments). Except as set forth in the financial statements or the notes thereto of the Purchaser included in the SEC Documents, the Purchaser has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business consistent with past practice subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business consistent with past practice and (iii) liabilities not required under generally accepted accounting principles to be reflected in such financial statements, in each case of Section (i), (ii) and (iii) next above which, individually or in the aggregate, are not material to the financial condition, business, operations, properties, operating results or prospects of the Purchaser and any Purchaser Group Company or to the transactions contemplated hereby or to the Purchaser's Shares. To the extent required by the rules of the SEC applicable thereto, the SEC Documents contain a complete and accurate list of all material undischarged written or oral contracts, agreements, leases or other instruments existing as of the respective date of each such SEC Document (or such other date required by the rules of the SEC) to which the Purchaser or any subsidiary is a party or by which the Purchaser or any subsidiary is bound or to which any of the properties or assets of the Purchaser or any subsidiary is subject (each a "Contract"). None of the Purchaser, Purchaser Group Company or, to the best knowledge of the Purchaser, any of the other parties thereto, is in breach or violation of any Contract, which breach or violation would have a material adverse effect on the Purchaser. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, could become a default by the Purchaser or its Subsidiary thereunder which would have a material adverse effect on the Purchaser.

4. Disclosure. No information, statement or representation to or concerning the Purchaser or any Purchaser Group Company set forth in this Agreement or provided to a Vendor in connection with the transactions contemplated hereby contains an untrue statement of a material fact. No information relating to or concerning the Purchaser or any Purchaser Group Company set forth in any of the SEC Documents contains a statement of material fact that was untrue as of the date such SEC Document was filed with the SEC. The Purchaser has not omitted to state a material fact necessary in order to make the statements and representations made herein or






                                      8.2
therein, in light of the circumstances under which they were made, not misleading. Except for the execution and performance of this Agreement which Purchaser does not acknowledge is material, no material fact (within the meaning of the federal securities laws of the United States and of applicable state securities laws) exists with respect to the Purchaser or any Purchaser Group Company which has not been publicly disclosed.

5. No General Solicitation. Neither the Purchaser nor any distributor participating on the Purchaser's behalf in the transactions contemplated hereby (if any) nor any person acting for the Purchaser, or any such distributor, has conducted any "general solicitation", as described in Rule 502(c) under Regulation D, with respect to any of the Consideration Shares.

6. Since the date of the Purchaser's Form 10-Q for the fiscal quarter ended 30 June 1999, there has not occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, prospects, operations or results of operations of the Purchaser or any Purchaser Group Company, taken as a whole, it being understood that any fluctuation in the market price of the Purchaser Shares shall not be or be deemed to be a material adverse change.





                                      8.3

                                   SCHEDULE 9

                               REDUNDANT SCHEDULE














                                      9.1

                                   SCHEDULE 10









                                FUTURELINK CORP.







                   ------------------------------------------

                             DEED POLL CONSTITUTING
                              UNSECURED LOAN NOTES
                   ------------------------------------------













                      PAUL, HASTINGS, JANOFSKY & WALKER LLP
                                    TOWER 42
                               25 OLD BROAD STREET
                                 LONDON EC2N 1HQ

                              TEL: (020) 7562 4000
                              FAX: (020) 7628 4444




                                      10.1

THIS DEED POLL is made on December 20, 1999

BY:

FUTURELINK CORP., a corporation incorporated under the laws of the State of Delaware, the United States of America, whose principal place of business is at 6 Morgan, Suite 100, Irvine, California 92618 (the "COMPANY").

WHEREAS pursuant to the terms of the Sale and Purchase Agreement the Company has agreed to enter into a Deed constituting the Notes as herein provided.

THIS DEED WITNESSES as follows:

1.       INTERPRETATION

         In this Deed:

         "APPLICABLE RATE" means Libor plus a margin of 1%;

         "BUSINESS DAY" means any day which is not a Saturday, a Sunday or a bank or public holiday in England and Wales;

         "LIBOR" means the rate which appears on the display designated as the British Bankers Association's Interest Settlement Rate as quoted on the relevant page of the Dow Jones/Telerate Monitor for six month sterling as at 11.00 am (London time) on the second Business Day preceding the date of this Deed;

         "MATURITY DATE" means the date which is six months from the date of this Deed;

         "NOTES" means the (pound) 2,500,000 unsecured loans notes constituted by this Deed;

         "NOTEHOLDER" means a person for the time being entered in the Company's Register of Noteholders as the holder of a Note; and

         "SALE AND PURCHASE AGREEMENT" means the agreement of even date relating to the Company between (1) John Henry Bennett, Richard Bennett, Colin Ainslie Matthissen and Quadrangle Trust Company as trustees of the various family settlements established by John Bennett, (2) Richard Bennett, John Henry Bennett, Colin Ainslie Matthissen and Quadrangle Trustee Company as trustees of various family settlements established by Richard Bennett, (3) Peter Joseph Crozier, (4) Michael John Dorward,
         (5) Anthony Penswick Monamy Harrison-Wallace, (6) Robert Kell, (7) Nigel Anthony Ashley Hawley, (8) Rajan Mehta, (9) Yuri Pasea, (10) Mark Kerridge and Nicola Kerridge and (11) FutureLink Corp.






                                      10.2

2.       CONSTITUTION OF THE NOTES

2.1 The principal amount of the Notes constituted by this Deed is limited to (pound) 2,500,000 issuable in integral multiples of (pound) 1.

2.2 The Company shall only issue the Notes in accordance with the Sale and Purchase Agreement.

2.3      The Notes are not transferable.

3.       REDEMPTION AND INTEREST

3.1 Unless previously redeemed, at the Maturity Date the Company shall pay to the relevant Noteholder in cash and to such account details of which shall be provided in writing by the Noteholder to the Company the principal amount of the Note at par together with accrued interest at the Applicable Rate up to but excluding the Maturity Date.

3.2 The Company may by notice in writing at any time prior to the Maturity Date redeem the Note in whole or part from a Noteholder at par plus any outstanding accrued interest at the Applicable Rate up to but excluding the date of redemption.

3.3 The Company may only redeem Notes provided that it is undertaken rateably amongst the Noteholders.

4.       CERTIFICATES

         A person on becoming a Noteholder is entitled without charge to one certificate for the total principal amount of a Note registered in his name.

5.       GOVERNING LAW AND JURISDICTION

         This Deed shall be governed by and construed in accordance with English law and the parties hereby submit themselves to the non-exclusive jurisdiction of the English Courts.

6.       Any notice required to be given under this Agreement shall be sent:

6.1      to the Company at:
         6 Morgan
         Suite 100
         Irvine
         California 92618
         Facsimile no.: +1-949-837-4433
         For the attention of: Jim Bailey

6.2      to the Noteholder at:
         Wiggin & Co.
         The Quadrangle
         Imperial Square
         Cheltenham
         Glos. GL50 1YX
         For the attention of: Denis Moore
         Facsimile no.: 01242 224223





                                      10.3
         or to such other address or facsimile number as is notified in writing from time to time by the Company or the Noteholder to the other.

IN WITNESS WHEREOF this Deed has been executed by the Company and is intended to be and is hereby delivered on the date first above written.



Executed as a Deed by
FUTURELINK CORP.


By:           [Signed: Jim Bailey]
        --------------------------------

Name:              Jim Bailey
        --------------------------------

Title:  Director, Mergers & Acquisitions
        --------------------------------

                            CERTIFICATE OF LOAN NOTE

Certificate No. 1                                       Amount (pound)__________

                        FUTURELINK CORP. (THE "COMPANY")
             (Incorporated under the laws of the State of Delaware)

                              UNSECURED LOAN NOTES


This is to certify that __________________________ is the registered holder of (pound)__________ in principal amount of the unsecured loan notes (the "NOTES") as constituted by a Deed poll (the "DEED") dated __________________ 1999 and made by the Company. The Notes are issued with the benefit of and subject to the provisions contained in the Deed and on this certificate.

Interest is payable on the Notes and the Notes are redeemable in accordance with
Section 3 of the Deed.

The Notes are not transferable.

The Notes are governed by and construed in accordance with English law and the parties hereby submit themselves to the non-exclusive jurisdiction of the English Courts.


Executed as a Deed
by the Company


By:      _________________________

Name:    _________________________

Title:   _________________________




                                      10.5

                                FUTURELINK CORP.







                   ------------------------------------------

                             DEED POLL CONSTITUTING
                        UNSECURED LOAN NOTES MATURING ON
                                  APRIL 6, 2000
                   ------------------------------------------













                      PAUL, HASTINGS, JANOFSKY & WALKER LLP
                                    TOWER 42
                               25 OLD BROAD STREET
                                 LONDON EC2N 1HQ

                              TEL: (020) 7562 4000
                              FAX: (020) 7628 4444

THIS DEED POLL is made on December 20 1999

BY:

FUTURELINK CORP., a corporation incorporated under the laws of the State of Delaware, the United States of America, whose principal place of business is at 6 Morgan, Suite 100, Irvine, California 92618 (the "COMPANY").

WHEREAS pursuant to the terms of the Sale and Purchase Agreement the Company has agreed to enter into a Deed constituting the Notes as herein provided.

THIS DEED WITNESSES as follows:

1.   INTERPRETATION

     In this Deed:

     "APPLICABLE RATE" means Libor plus a margin of 1%;

     "BUSINESS DAY" means any day which is not a Saturday, a Sunday or a bank or public holiday in England and Wales;

     "LIBOR" means the rate which appears on the display designated as the British Bankers Association's Interest Settlement Rate as quoted on the relevant page of the Dow Jones/Telerate Monitor for three month sterling as at 11.00 am (London time) on the second Business Day preceding the date of this Deed;

     "MATURITY DATE" means April 6, 2000;

     "NOTES" means the (pound)1,654,706 unsecured loans notes constituted by this Deed;

     "NOTEHOLDER" means a person for the time being entered in the Company's Register of Noteholders as the holder of a Note; and

     "SALE AND PURCHASE AGREEMENT" means the agreement of even date relating to the Company between (1) John Henry Bennett, Richard Bennett, Colin Ainslie Matthissen and Quadrangle Trust Company as trustees of the various family settlements established by John Bennett, (2) Richard Bennett, John Henry Bennett, Colin Ainslie Matthissen and Quadrangle Trustee Company as trustees of various family settlements established by Richard Bennett, (3) Peter Joseph Crozier, (4) Michael John Dorward, (5) Anthony Penswick Monamy Harrison-Wallace, (6) Robert Kell, (7) Nigel Anthony Ashley Hawley, (8) Rajan Mehta, (9) Yuri Pasea, (10) Mark Kerridge and Nicola Kerridge and
     (11) FutureLink Corp.

2.   CONSTITUTION OF THE NOTES

2.1 The principal amount of the Notes constituted by this Deed is limited to(pound)1,654,706 issuable in integral multiples of(pound)1.

2.2 The Company shall only issue the Notes in accordance with the Sale and Purchase Agreement.

2.3  The Notes are not transferable.

3.   REDEMPTION AND INTEREST

3.1 Unless previously redeemed, at the Maturity Date the Company shall pay to the relevant Noteholder in cash and to such account details of which shall be provided in writing by the Noteholder to the Company the principal amount of the Note at par together with accrued interest at the Applicable Rate up to but excluding the Maturity Date.

3.2 The Company may by notice in writing at any time prior to the Maturity Date redeem the Note in whole or part from a Noteholder at par plus any outstanding accrued interest at the Applicable Rate up to but excluding the date of redemption.

3.3 The Company may only redeem Notes provided that it is undertaken rateably amongst the Noteholders.

4.   CERTIFICATES

     A person on becoming a Noteholder is entitled without charge to one certificate for the total principal amount of a Note registered in his name.

5.   GOVERNING LAW AND JURISDICTION

     This Deed shall be governed by and construed in accordance with English law and the parties hereby submit themselves to the non-exclusive jurisdiction of the English Courts.

6.   Any notice required to be given under this Agreement shall be sent:

6.1  to the Company at:
     6 Morgan
     Suite 100
     Irvine
     California 92618
     Facsimile no.: +1-949-837-4433
     For the attention of: Jim Bailey

6.2  to the Noteholder at:
     Wiggin & Co.
     The Quadrangle
     Imperial Square

     Cheltenham
     Glos.  GL50 1YX
     For the attention of: Denis Moore
     Facsimile no.: 01242 224223

     or to such other address or facsimile number as is notified in writing from time to time by the Company or the Noteholder to the other.

IN WITNESS WHEREOF this Deed has been executed by the Company and is intended to be and is hereby delivered on the date first above written.



Executed as a Deed by
FUTURELINK CORP.


By:            [Signed: Jim Bailey]
         --------------------------------

Name:               Jim Bailey
         --------------------------------

Title:   Director, Mergers & Acquisitions
         --------------------------------

                            CERTIFICATE OF LOAN NOTE

Certificate No. 1                                        Amount(pound)__________

                        FUTURELINK CORP. (THE "COMPANY")
             (Incorporated under the laws of the State of Delaware)

                              UNSECURED LOAN NOTES


This is to certify that __________________________ is the registered holder of (pound)__________ in principal amount of the unsecured loan notes (the "NOTES") as constituted by a Deed poll (the "DEED") dated December 20 1999 and made by the Company. The Notes are issued with the benefit of and subject to the provisions contained in the Deed and on this certificate.

Interest is payable on the Notes and the Notes are redeemable in accordance with
Section 3 of the Deed.

The Notes are not transferable.

The Maturity Date is April 6, 2000.

The Notes are governed by and construed in accordance with English law and the parties hereby submit themselves to the non-exclusive jurisdiction of the English Courts.


Executed as a Deed
by the Company


By:      _________________________

Name:    _________________________

Title:   _________________________